EXHIBIT 10

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this "Agreement") is made this 10th day of June, 2010, by and between China Forestry, Inc., a Nevada corporation (“CHFY”), Financial International (Hong Kong) Holdings Co. Ltd., a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“FIHK”); LIU, Shengli, the owner of 60% of the outstanding share capital of FIHK (“Liu”), and LI, Bin, the owner of 40% of the outstanding share capital of FIHK (“Li”) (Liu and Li collectively being the “Shareholders”), and Hanzhong Hengtai Bio-Tech Limited, a company organized and existing under the laws of the People’s Republic of China (“Hengtai”); FIHK and Hengtai being hereinafter referred to as the “FIHK Companies”; and FIHK and Hengtai are parties to variable interest entity contracts (hereinafter “VIE Contracts”) with each other and FIHK and each of the Shareholders are parties to VIE Contracts with each other.  The VIE Contracts are attached as exhibits to this Agreement.  All of the foregoing parties hereby execute and deliver this Agreement based on the following:

Recitals

WHEREAS, CHFY wishes to acquire one hundred percent (100%) of all of the issued and outstanding share capital of FIHK from the Shareholders in a transaction intended to qualify as a tax-free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, pursuant to an exchange for One Hundred Million (100,000,000) shares of newly issued common stock of CHFY and a Convertible Note in the principal amount of $1.0 million, which note is convertible into 68,000,000 shares of common stock of CHFY, having the terms and conditions set forth in Exhibit A hereto (the “Convertible Note”).

WHEREAS, at the closing of the contemplated exchange transaction, Hengtai has agreed to provide CHFY with a cash payment in the amount of $50,000, which CHFY will use to repay outstanding indebtedness.

WHEREAS, in furtherance thereof, FIHK has entered into VIE Contracts with Hengtai and FIHK has also entered into VIE Contracts with the Shareholders, which are all dated on April 1, 2010 and attached hereto as Exhibits B-1, B-2, B-3, B-4, and B-5 hereto;

WHEREAS, the respective Boards of Directors of CHFY and the FIHK Companies, have approved the exchange, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which one hundred percent (100%) of the share capital of FIHK (the "FIHK Share Capital”) issued and outstanding prior to the exchange, will be exchanged by the  Shareholders in the aggregate for 100,000,000 shares of newly issued common stock, $.001 par value, of CHFY and the Convertible Note (the "CHFY Common Stock and Convertible Note" and together being referred to as the “Securities”), as well as the cash payment of $50,000 from Hengtai to CHFY.

WHEREAS, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

Agreement

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
EXCHANGE OF SHARE CAPITAL FOR SECURITIES

1.01 Exchange of Share Capital for Securities. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Shareholders shall assign, transfer, and deliver to CHFY, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, the FIHK Share Capital, and CHFY agrees to acquire such share capital on such date by issuing and delivering in exchange therefore to the Shareholders, or their designees, the Securities on a pro-rata basis. All Securities to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the common stock of CHFY which may occur between the date of the execution of this Agreement and the Closing Date.

1.02 Delivery of FIHK Share Capital by the Shareholders. The transfer of the FIHK Share Capital by the Shareholders shall be effected by the delivery to CHFY at the Closing (as set forth in Section 1.05 hereof) of an endorsement of the share capital in the name of CHFY followed by an entry into the share ledger of FIHK and registration of the same in the name of CHFY with the appropriate government ministry of Hong Kong.

1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, CHFY will own one hundred percent (100%) of all of the share capital of FIHK.  FIHK will be a wholly-owned subsidiary of CHFY operating under the name “Financial International (Hong Kong) Holdings Co. Ltd.,” a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China.  Hengtai will exist as a VIE company controlled by FIHK, subject to certain contracts which are set forth as Exhibits B-1, B-2, B-3, B-4, and B-5 hereto, operating under the name of “Hanzhong Hengtai Bio-Tech Limited, a corporation organized and existing under the laws of the People’s Republic of China.

1.04 Further Assurances. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as CHFY may reasonably request, without undue cost to the Shareholders in order to more effectively sell, transfer, and assign clear title and ownership in the FIHK Share Capital to CHFY.

1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before June 17, 2010, or on another date to be agreed to in writing by the parties (the "Closing Date”). The Agreement may be closed at any time following approval by a majority of Board of Directors of CHFY and by a majority of the Board of Directors of the FIHK Companies and the approval of the Shareholders. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.06 Closing Events.

(a)	CHFY Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, CHFY shall deliver to the Shareholders at Closing all the following:

(i)
A certificate of good standing from the Department of the Secretary of the State of  Nevada, issued as of a date within ten days prior to the Closing Date, certifying that CHFY is in good standing as a corporation in the State of Nevada;

(ii)	Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of CHFY executing this Agreement and any other document delivered pursuant hereto on behalf of CHFY;
(iii)
Copies of the resolutions/consents of CHFY’s board of directors authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of CHFY as of the Closing Date;

(iv)	The certificate contemplated by Section 4.01, duly executed by the chief executive officer of CHFY;
(v)	The certificate contemplated by Section 4.02, dated the Closing Date, signed by the chief executive officer of CHFY;
(vi)
Certificates for 100,000,000 shares of CHFY Common Stock newly issued pro rata in the name of the  Shareholders or their respective designee(s) and an original Convertible Promissory Note issued pro rata in the name of the Shareholders or their respective designee(s), it being agreed that the aforementioned Securities shall be held in escrow by counsel to FIHK and released pursuant to an escrow agreement to be agreed by the parties; and

(vii)
In addition to the above deliveries, CHFY shall take all steps and actions as the Shareholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)	FIHK Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, the FIHK Companies and/or the Shareholders shall deliver to CHFY at Closing all the following:

(i)
Bought and sold note, instrument of transfer and specimen signature certificates dated the Closing Date with respect to the officers executing this Agreement and any other document delivered pursuant thereto;

(ii)
Copies of resolutions/consents of the board of directors of FIHK authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of FIHK as of the Closing Date;

(iii)	The certificate contemplated by Section 5.01, executed by the Shareholders; and
(iv)	The certificate contemplated by Section 5.02, dated the Closing Date, signed by the chief executive officer of Hengtai.
(v)	A payment in cash in the amount of $50,000.00 to CHFY or any bank account it designates from time to time.
(vi)
In addition to the above deliveries, FIHK and/or the Shareholders shall take all steps and actions as CHFY may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(c)  Rescission and Damages Provision:   The parties hereto agree that in the event that FIHK does not execute and deliver the Exclusive Option Agreement set forth in Exhibit B-5 hereto to acquire Hengtai on or before September 30, 2010, CHFY shall have the option to rescind this Agreement by delivering notice of rescission to FIHK and the shareholders of FIHK.  Upon the issuance of such notice, this Agreement shall be rescinded and shall be of no further force or effect.  Additionally, the parties agree that, other than the return of the cash payment of $50,000, which shall not be rescinded, CHFY, FIHK and the Shareholders shall do all things necessary to return CHFY, FIHK and the Shareholders to such position that they were in prior to entering into this Agreement, including, but not limited to, the return of the CHFY share certificates to CHFY, the share certificates representing the FIHK Share Capital to FIHK and the Convertible Promissory Note to CHFY.

FIHK and its shareholders shall be liable to CHFY for any damages, including attorneys’ fees, that may have been caused by any failure to comply with this rescission provision, including damages that they may be entitled to by virtue of the indemnification provisions of this Agreement.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF CHFY, ETC.

As an inducement to, and to obtain the reliance of the Shareholders and the FIHK Companies, CHFY represents, promises and warrants as follows:

2.01 Organization. CHFY is, and will be at Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a Material Adverse Effect (as defined in Section 2.09 hereof) on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of CHFY’s Articles of Incorporation or Bylaws, or other agreement to which it is a party or by which it is bound.

2.02 Approval of Agreement; Enforceability. CHFY has full power, authority, and legal right and has taken, or will take, all action required by law, its Articles of Incorporation, Bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated.  The board of directors of CHFY has authorized and approved the execution, delivery, and performance of this Agreement. This Agreement, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of CHFY enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  The CHFY shareholders will not have dissenter’s rights with respect to any of the transactions contemplated herein.

2.03 Capitalization. The authorized capitalization of CHFY consists of 200,000,000 shares of common stock, $0.001 par value, of which 56,000,000 shares were issued and outstanding as of March 31, 2010. There are 10,000,000 authorized shares of preferred stock, $.001 par value, of which none are issued and outstanding as of March 31, 2010. There are, and at the Closing, there will be no outstanding subscriptions, options, warrants, convertible securities, calls, rights, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock, other than the Convertible Note.  All of the outstanding common shares of CHFY are duly authorized, validly issued, fully paid and non-assessable and not issued in violation of the preemptive or other right of any person.  There are no dividends due, to be paid or in arrears with respect to any of the capital Securities of Company.

2.04 Financial Statements.

(a)
CHFY has previously delivered to FIHK an audited balance sheet of CHFY as of December 31, 2009, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2009, including the notes thereto (collectively the “Financial Statements”) and the accompanying auditor’s report to the effect that such audited financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

(b)
The Financial Statements of CHFY delivered pursuant to Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Financial Statements present fairly, in all material respects, as of the closing date, the financial position of CHFY.

(c)
CHFY has filed or will file as of the Closing Date its tax returns required to be filed and will pay all taxes due thereon.  All such returns and reports are accurate and correct in all material respects.  CHFY has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the Closing Date and all such dates and years and periods prior thereto and for which CHFY may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of CHFY, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.  None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  CHFY has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on CHFY, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of CHFY. CHFY has also withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax authorities.

2.05 Information. The information concerning CHFY set forth in this Agreement is complete and accurate in all respects and does not contain any untrue statement of a fact or omit to state a fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  CHFY shall cause the information delivered by it pursuant hereto to the Shareholders to be updated after the date hereof up to and including the Closing Date.

2.06 Absence of Certain Changes or Events. Except as set forth in this Agreement, since the date of the most recent CHFY balance sheet described in Section 2.04 and included in the information referred to in Section 2.05:

(a)
There has not been: (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of CHFY; or (ii) any damage, destruction, or loss to CHFY (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or conditions of CHFY;

(b)
CHFY has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CHFY; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)
CHFY has not: (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CHFY balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of CHFY; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)
CHFY has not become subject to any law, order, investigation, inquiry, grievance or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of CHFY.

2.07 Litigation and Proceedings. There are no material actions, suits, claims, or administrative or other proceedings pending, asserted or unasserted, threatened by or against CHFY or adversely affecting CHFY or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  CHFY is not in default of any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.08 Compliance With Laws; Government Authorization.

(a)
CHFY and its officers and directors have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, including federal and state securities laws.  CHFY and its officers, directors and beneficial owners are not under investigation by any federal, state, county or local authorities, including the Commission. CHFY and its officers, directors and beneficial owners have not received notification from any federal, state, county, or local authorities, including the Commission,  that it or any of its officers or directors will be the subject of a legal action or that the Commission’s Division of Enforcement will be recommending to the Commission that a Federal District Court or Commission administrative action or any other action be filed or taken against CHFY and its officers, directors and beneficial owners.

(b)
CHFY has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement.  No notice, authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by CHFY of this Agreement and the consummation by CHFY  of the transactions contemplated hereby, other than filings that may be required or permitted under states securities laws, the Securities Act of 1933, as amended and/or the Securities Exchange Act of 1934, as amended resulting from the issuance of the Securities.

2.09 Securities and Exchange Commission Compliance of CHFY. CHFY has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and has complied in all respects with Sections 13 and 15(d) of the Exchange Act, and CHFY, its management and beneficial owners have complied in all respects with Sections 13(d) and 16(a) of the Exchange Act.

Without limiting the generality of the foregoing, CHFY has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act such filings (inclusive of all reports) are hereinafter referred to as the “Public Reports”. Each of the Public Reports has complied with the Securities Act and the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder, as the case may be, in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. The financial statements, including the notes thereto, included in the Public Reports have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of CHFY as of such dates and the results of operations of CHFY for such periods; provided, however, that the financial statements for all interim periods are subject to normal year-end adjustments and lack certain footnotes and other presentation items otherwise required by GAAP. There is no event, fact or circumstance that would cause any certification signed by any officer of CHFY in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the effectiveness of CHFY’s Exchange Act registration or the trading of its Common Stock. The consummation of the transactions contemplated by this Agreement do not conflict with and will not result in any violation of any NASD or OTC Bulletin Board trading requirement or standard applicable to CHFY or its Common Stock.

Since the date of the filing of its annual report on Form 10-K for the year ended December 31, 2009, except as specifically disclosed in the Public Reports: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect (for purposes of this Agreement, a “Material Adverse Effect” means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, assets, condition (financial or otherwise), operating results or prospects of CHFY); (B) CHFY has not incurred any liabilities, contingent or otherwise, other than professional fees, which are accurately disclosed in the Public Reports, and other than a claim by Turner & Stone, CPA’s for an incomplete audit which was conducted two years ago in the amount of approximately $23,000.00, including interest; (C) CHFY has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities; or (D) CHFY has not made any loan, advance or capital contribution to or investment in any person or entity.

2.10 Contract Defaults. CHFY is not in default under the terms of any outstanding contract, agreement, lease, or other commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any respect under any such contract, agreement, lease, or other commitment, other than the claim of Turner & Stone, CPA’s referred to in section 2.09 above.

2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which CHFY or Tian is a party or to which any of its or his properties or operations are subject.

Furthermore, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which CHFY is subject; (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which CHFY is a party or by which it is bound, or to which any of its assets is subject; or (iii) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of CHFY’s assets, including without limitation the Securities.

2.12 Subsidiary. As of the Closing, CHFY will not beneficially own of record any equity interest in any other corporation (other than an equity interest in FIHK, Jin Yuan Global Limited and Harbin Sen Run). CHFY does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

2.13 CHFY Documents. CHFY has delivered to the Shareholders copies of the following documents, which are collectively referred to as the "CHFY Documents" and which consist of the following dated as of the date of execution of this Agreement, all certified by a duly authorized officer of CHFY as complete, true, and accurate:

(a)	A copy of the Articles of Incorporation and Bylaws of CHFY in effect as of the date of this Agreement;

(b)	A copy of resolutions adopted by the board of directors of CHFY approving this Agreement and the transactions herein contemplated;

(c)
A document setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of CHFY since the most recent CHFY balance sheet required to be provided pursuant to Section 2.04 hereof, updated to the Closing Date;

2.14 Quotation on the OTC Bulletin Board.  CHFY’s Common Stock is quoted in good standing on the OTC Bulletin Board under the symbol “CHFY” and CHFY will retain such quotation and standing on the OTC Bulletin Board until the Closing of the transactions contemplated herein, without a penalty such as receipt of an “E” or otherwise being penalized by FINRA or the OTCBB; provided, however, that CHFY discloses that it has received one “E” from FINRA for a delinquent filings and should it receive two more “E’s,” it may be subject to removal from the OTC Bulletin Board to the Pink Sheets pursuant to FINRA Rule 6530(e).

2.15 Delivery of Shareholder List.  Upon execution of this Agreement, CHFY shall deliver a certified shareholder list from its transfer agent setting forth the name of each CHFY shareholder, the number of shares held by each, dated as of a date within fifteen days of Closing and whether such shares held are restricted securities. In connection therewith, CHFY represents that none of its shareholders are nominees for any other person.

2.16 Books and Financial Records. All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of CHFY have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of CHFY.

2.17 No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by CHFY with respect to the transactions contemplated by this Agreement.

2.18 Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by CHFY at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary of the date of this Agreement.

ARTICLE III
REPRESENTATIONS, COVENANTS, WARRANTIES OF THE SHAREHOLDERS AND THE FIHK COMPANIES

As an inducement to, and to obtain the reliance of CHFY, the Shareholders and the FIHK Companies, jointly and severally, represent and warrant as follows:

3.01 Organization. FIHK is, and will be on the Closing Date, a corporation duly organized and validly existing under the laws of the Hong Kong, and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a Material Adverse Effect on its business, operations, properties, assets or condition of FIHK.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of FIHK’s constituent documents, or other material agreement to which it is a party or by which it is bound, nor will they violate any laws, rules or policies of the government of the People’s Republic of China.

3.02 Approval of Agreement; Enforceability. FIHK has full power, authority, and legal right and has taken, or will take, all action required by law, its constituent documents, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of FIHK has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, and such execution, delivery and performance complies with all laws, rules and policies of the government of the People’s Republic of China.  This Agreement, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Shareholders and the FIHK Companies enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.03 Capitalization. The issued and outstanding share capital of FIHK consists of 10,000,000 ordinary shares with nominal value of HK$1.0, as of March 31, 2010.  Such share capital is validly issued, fully paid, and nonassessable.

3.04 Financial Statements. Hengtai has previously delivered to CHFY a copy of an unaudited balance sheet of Hengtai as of December 31, 2009, and the related unaudited statements of operations, cash flows, and share capital for the years ended December 31, 2009, including the notes thereto to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

3.05 Outstanding Warrants and Options. FIHK has no issued warrants or options, calls, or commitments of any nature relating to the FIHK Share Capital, except as previously disclosed in writing to CHFY.

3.06 Information. The information concerning the FIHK Companies set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  The FIHK Companies shall cause the information required to be delivered by them pursuant to this Agreement to CHFY to be updated after the date hereof up to and including the Closing Date.

3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement, since the date of the most recent Hengtai balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

(a)
There has not been: (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Hengtai; or (ii) any damage, destruction, or loss to Hengtai materially and adversely affecting the business, operations, properties, assets, or conditions of Hengtai;

(b)
Hengtai has not: (i) amended its constituent documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to holders of share capital or purchased or redeemed, or agreed to purchase or redeem, any of its share capital; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Hengtai; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c)
Hengtai has not (i) granted or agreed to grant any options, warrants, or other rights for its share capital, bonds, or other corporate securities calling for the issuance thereof, except as previously disclosed in writing to CHFY; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Hengtai balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Hengtai; or (vi) issued, delivered, or agreed to issue or deliver any share capital, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)
To the best knowledge of Hengtai, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Hengtai.

3.08 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Hengtai, threatened by or against Hengtai or adversely affecting Hengtai, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Hengtai does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.09 Material Contract Defaults. Hengtai is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Hengtai, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Hengtai has not taken adequate steps to prevent such a default from occurring.

3.10 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement, or instrument to which Hengtai is a party or to which any of its properties or operations are subject.

3.11 Governmental Authorizations. Hengtai has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement.  No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Hengtai of this Agreement and the consummation by Hengtai of the transactions contemplated hereby.

3.12 Compliance with Laws and Regulations. Hengtai has complied with all applicable statutes and regulations of any governmental entity or agency thereof having jurisdiction over Hengtai, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Hengtai or except to the extent that noncompliance would not result in the occurrence of any material liability for Hengtai.  The consummation of this transaction will comply with all applicable laws, rules and policies of the government of the People’s Republic of China.

3.13 Subsidiaries. Hengtai does not own beneficially or of record equity securities in any subsidiary that has not been previously disclosed to CHFY.

3.14 Hengtai Documents. Hengtai has delivered to CHFY the following documents, which are collectively referred to as the "Hengtai Documents" and which consist of the following dated as of the date of execution of this Agreement, all certified by the President of Hengtai as complete, true, and accurate:

(a)	A copy of all of Hengtai’s constituent documents and all amendments thereto in effect as of the date of this Agreement;

(b)	Copies of resolutions adopted by the board of directors of Hengtai approving this Agreement and the transactions herein contemplated;

(c)
A document setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Hengtai since the most recent Hengtai balance sheet required to be provided pursuant to Section 3.04 hereof, updated to the Closing Date.

ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS AND THE FIHK COMPANIES

The obligations of the Shareholders and the FIHK Companies under this Agreement are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions:

4.01 Accuracy of Representations. The representations and warranties made by CHFY in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and CHFY shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by CHFY prior to or at the Closing.  The Shareholders shall be furnished with a certificate, signed by a duly authorized officer of CHFY and dated the Closing Date, to the foregoing effect.

4.02 Officer's Certificate. The Shareholders shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized Chief Executive Officer of CHFY to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of CHFY threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on a certificate of good standing, and CHFY’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a)
This Agreement has been duly approved by CHFY’s board of directors and has been duly executed and delivered in the name and on behalf of CHFY by its duly authorized officer pursuant to, and in compliance with, authority granted by the board of directors of CHFY pursuant to a majority consent;

(b)	There have been no adverse changes in CHFY up to and including the date of the certificate;

(c)	All conditions required by this Agreement have been met, satisfied, or performed by CHFY;

(d)
All authorizations, consents, approvals, registrations, reports, schedules and/or filings with any governmental body including the Securities and Exchange Commission, agency, or court have been obtained or will be obtained by CHFY and all of the documents obtained by CHFY are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e)
There is no claim action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against CHFY, wherein an unfavorable decision, ruling, or finding could have an Material Adverse Effect on CHFY, the operation of CHFY, or the transactions contemplated herein, or any agreement or instrument by which CHFY is bound or in any way contests the existence of CHFY.

4.03 No Litigation. As of the Closing, there shall be no pending litigation to which CHFY, the Shareholders, or the FIHK Companies is a party and which is reasonably likely to have a Material Adverse Effect on CHFY or the contemplated transactions.

4.04 Results of Due Diligence Investigation. The Shareholders shall be satisfied with the results of their due diligence investigation of CHFY, in their sole discretion.

4.05 CHFY’s Outstanding Capital Stock at Closing. As of the Closing, the total outstanding Common Stock of CHFY shall consist of 156,000,000 shares of Common Stock, after giving effect to the 100,000,000 share issuance contemplated hereby, and there shall be no options, warrants, employee compensation or other rights to issue common stock other than pursuant to the Convertible Note, or preferred stock issued or outstanding.

4.06 No Material Adverse Change. There shall not be any change in, or effect on, either of Hengtai’s or CHFY’s assets, financial condition, operating results, customer and employee relations, or business prospects or the financial statements previously supplied by Hengtai or CHFY which is, or may reasonably be expected to be, materially adverse to the business, operations (as now conducted), assets, prospects or condition (financial or otherwise), of Hengtai or CHFY or to the contemplated transactions.

4.07 CHFY’s Over-The-Counter Bulletin Board Quotation. As of the Closing, the common stock of CHFY shall be quoted on FINRA’s Over-The-Counter Bulletin Board.

4.08 Delivery of Stock Certificates and Convertible Note.  CHFY Stock certificates representing 100,000,000 shares and an original copy of the Convertible Note shall have been delivered to the Shareholders pro rata or to their designees.

4.09 Good Standing. The Shareholders shall have received a certificate of good standing from the appropriate authority, dated as of the date within ten days prior to the Closing Date, certifying that CHFY is in good standing as a corporation in the State of Nevada.

4.10 Other Items. The Shareholders shall have received from CHFY such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as the Shareholders may reasonably request.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF CHFY

The obligations of CHFY under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.01 Accuracy of Representations. The representations and warranties made by the Shareholders and the FIHK Companies in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and the Shareholders and/or the FIHK Companies shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.  CHFY shall be furnished with a certificate, signed by the Shareholders and dated the Closing Date, to the foregoing effect.

5.02 Officer's Certificate. CHFY shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized President of Hengtai to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Hengtai, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on Hengtai’s own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a)
This agreement has been duly approved by Hengtai’s board of directors and has been duly executed and delivered in the name and on behalf of Hengtai by its duly authorized officer pursuant to, and in compliance with, authority granted by the board of directors of Hengtai;

(b)	Except as provided or permitted herein, there have been no material adverse changes in Hengtai up to and including the date of the certificate;

(c)	All material conditions required by this Agreement have been met, satisfied, or performed by Hengtai and/or the Shareholders;

(d)
All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Hengtai and/or the Shareholders have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(e)
There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Hengtai, wherein an unfavorable decision, ruling, or finding would have a material adverse affect on the financial condition of Hengtai, the operation of Hengtai, for the transactions contemplated herein, or any material agreement or instrument by which Hengtai is bound or would in any way contest the existence of Hengtai.

5.03 No Litigation. As of the Closing, there shall be no pending litigation to which CHFY, any of the Shareholders or the FIHK Companies is a party and which is reasonably likely to have a Material Adverse Effect on Hengtai or the contemplated transactions.

5.04 Results of Due Diligence Investigation. CHFY shall be satisfied with the results of its due diligence investigation of Hengtai, in its sole discretion.

5.05 No Material Adverse Change. There shall not be any change in, or effect on, Hengtai’s or CHFY’s assets, financial condition, operating results, customer and employee relations, or business prospects or the financial statements previously supplied by Hengtai or CHFY which is, or may reasonably be expected to be, materially adverse to the business, operations (as now conducted), assets, prospects or condition (financial or otherwise), of the FIHK Companies or to the contemplated transactions.

5.06 Payment of Cash to CHFY.  At the closing, the Shareholders and/or the FIHK Companies shall have paid the sum of $50,000.00 in cash to CHFY.

5.07 Other Items. CHFY shall have received from the Shareholders and/or the FIHK Companies such other documents, legal opinions, certificates, or instruments relating to the transactions contemplated hereby as CHFY may reasonably request.

ARTICLE VI
SPECIAL COVENANTS

6.01 Activities of CHFY, FIHK and Hengtai.

(a)
From and after the date of this Agreement until the Closing Date and except as set forth in the respective documents to be delivered by CHFY and the Shareholders pursuant hereto or as permitted or contemplated by this Agreement, CHFY, FIHK and Hengtai will each:

(i)	Carry on its business in substantially the same manner as it has heretofore;
(ii)	Maintain in full force and effect insurance, if any, comparable in amount and in scope of coverage to that now maintained by it;

(iii)	Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;
(iv)	Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;
(v)
Duly and timely file for all taxable periods ending on or prior to the Closing Date all tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date; and

(vi)	Fully comply with and perform in all material respects all obligations and duties imposed on it by all laws and all rules, regulations, and orders imposed by governmental authorities.

(b)	From and after the date of this Agreement and except as provided herein until the Closing Date, CHFY, FIHK and Hengtai will each not:

(i)	Make any change in its Articles of Incorporation, Bylaws or constituent documents;
(ii)
Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's documents, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business;

(iii)	Enter into any agreement for the sale of CHFY common stock or a merger or sale of substantially all of the assets of CHFY without the prior written approval of FIHK and Hengtai
(iv)
Issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(v)	Make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;
(vi)
Incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices;

(vii)	Issue any securities convertible or exchangeable for debt or equity securities of CHFY, FIHK or Hengtai, as the case may be;

(viii)
Make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

(ix)
Subject any of its assets, or any part thereof, to any lien or cause such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will have a Material Adverse Effect on CHFY;

(x)	Acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;
(xi)
Enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

(xii)	Make or commit to make any material capital expenditures;
(xiii)	Pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;
(xiv)	Guarantee any indebtedness for borrowed money or any other obligation of any other person;
(xv)	Fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;
(xvi)	Take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material respects;
(xvii)	Make any material loan, advance or capital contribution to or investment in any person;
(xviii)	Make any material change in any method of accounting or accounting principle, method, estimate or practice;
(xix)	Settle, release or forgive any claim or litigation or waive any right;
(xx)	Commit itself to do any of the foregoing.

6.02 Access to Properties and Records. Until the Closing Date, FIHK, Hengtai and CHFY will afford to the other party's officers and authorized representatives and attorneys full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of FIHK, Hengtai or CHFY and will furnish the other parties with such additional financial and other information as to the business and properties of FIHK, Hengtai or CHFY as each party shall from time to time reasonably request.

6.03 Indemnification by FIHK, Hengtai and the Shareholders.

(a)
FIHK and Hengtai will indemnify and hold harmless CHFY and its directors and officers, and each person, if any, who controls CHFY within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein.  The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

(b)
The Shareholders will indemnify and hold harmless CHFY, its directors and officers, and each person, if any, who controls CHFY within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or other actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein.  The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

6.04 Indemnification by CHFY.

(a)
CHFY will indemnify and hold harmless FIHK, Hengtai, the Shareholders, and FIHK’s and Hengtai’s directors and officers, and each person, if any, who controls Hengtai and FIHK within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact contained in any of the representations, covenants and warranties set forth herein; or (ii) the breach of any covenant or agreement set forth herein.  The indemnity set forth herein shall survive the consummation of the transactions herein for a period of one year.

6.05 The Issuance of the Securities. CHFY and the Shareholders understand and agree that the consummation of this Agreement, including the issuance of the Securities to the Shareholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. CHFY and the Shareholders agree that such transactions shall be consummated in reliance on an exemption from registration pursuant to the Securities Act of 1933, as amended (the “Act”), provided by Regulation S.  Such exemption is based on the following representations, warranties and covenants made by the Shareholders.

(a)	Regulation S Representations, Warranties and Covenants. The Shareholders represent and warrant to, and covenant with, CHFY as follows:

(i)
The Shareholders are not a U.S. person and are not acquiring the Securities for the account or for the benefit of any U.S. person and are not a U.S. person who purchased the Securities in a transaction that required registration under the Act.

(ii)	The Shareholders agree to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.
(iii)	The Shareholders agree not to engage in hedging transactions with regard to the Securities unless in compliance with the Act.
(iv)
The Shareholders consent to the certificate or note representing the Securities to contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the Securities of CHFY may not be conducted unless in compliance with the Act.

(v)
The Shareholders acknowledge that CHFY has agreed to refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(vi)
The Shareholders covenant and represent and warrant in favor of CHFY that all of the representations and warranties set forth herein shall be true and correct at the time of Closing as if made on that date.

(b)
In connection with the transactions contemplated by this Agreement, CHFY shall file, with its counsel, such notices, applications, reports, or other instruments as may be deemed necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the countries where the Shareholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

6.06 Securities Filings. CHFY shall be responsible for the preparation and filing of all Securities Act and Exchange Act filings that may result from the transactions contemplated in this Agreement at its own costs and expense, although counsel for the Shareholders may assist with the preparation and filing.

6.07 Sales of Securities under Rule 144, If Applicable.

(a)	CHFY will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Act.

(b)
If any certificate or note representing any such restricted Securities is presented to CHFY’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate or note is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to CHFY and its counsel that such transfer has complied with the requirements of Rule 144, as the case may be, CHFY will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates or notes representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(c)	Other Representations, Warranties and Covenants.

(i)
The Shareholders have been furnished with and have carefully read the periodic reports on Forms 10-K, 10-KSB, 10-Q, 10-QSB and 8-K filed by CHFY with the Securities and Exchange Commission during the preceding three years.  With respect to individual or partnership tax and other economic considerations involved in this investment, the Shareholders confirm that they are not relying on CHFY (or any agent or representative of CHFY).  The Shareholders have carefully considered and have, to the extent such persons believe such discussion necessary, discussed with their own legal, tax, accounting and financial advisers the suitability of an investment in the Securities for such particular tax and financial situation.

(ii)
The Shareholders acknowledge that they are aware of the quoted prices for CHFY’s common stock on the OTC Bulletin Board but understand there is no active trading market for such shares, quotations on the OTCBB represent inter-dealer prices without retail mark-up, mark-down, or commission, and may not represent actual transactions, and there is no liquid trading market for CHFY’s Common Stock.  As a result, there can be no assurance that the Shareholders will be able to sell the common stock.

(iii)
The Shareholders have had an opportunity to inspect relevant documents relating to the organization and business of CHFY.  The Shareholders acknowledge that all documents, records and  books pertaining to this investment which such Shareholders have requested has been made available for inspection by such Shareholders and their respective attorney, accountant or other adviser(s).

(iv)
The Shareholders and/or their respective advisor(s) has/have had a reasonable opportunity to ask questions of, and receive answers and request additional relevant information from, the officers of CHFY concerning the transactions contemplated by this Agreement.

(v)
The Shareholders confirm that they are not acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(vi)	The Shareholders, by reason of their business or financial experience, have the capacity to protect their own interests in connection with the transactions contemplated by this Agreement.
(vii)
Except as set forth in this Agreement, the Shareholders represent that no representations or warranties have been made to them by CHFY, any officer director, agent, employee, or affiliate of CHFY, and such Shareholders have not relied on any oral representation by CHFY or by any of its officers, directors or agents in connection with their decision to acquire the Securities.

(viii)	The Shareholders represent that neither they nor any of their affiliates is subject to any of the events described in Section 262(b) of Regulation A promulgated under the Securities Act.
(ix)
The Shareholders have adequate means for providing for their current financial needs and contingencies, are able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, have no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(x)
The Shareholders have such knowledge and experience in financial, tax and business matters so as to enable them to use the information made available to them in connection with the transaction to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

(xi)
The Shareholders understand that the Securities constitutes “restricted securities” that have not been registered under the Securities Act or any applicable state securities law and they are acquiring the same as principal for their own account for investment purposes and not for distribution. The Shareholders acknowledge that the Securities have not been registered under the Act or under any the securities act of any state or country.  The Shareholders understand further that in absence of an effective registration statement, the Securities can only be sold pursuant to some exemption from registration.

(xii)
The Shareholders recognize that investment in the Securities involves substantial risks.  The Shareholders acknowledge that they have reviewed the risk factors identified in the periodic reports filed by CHFY with the Securities and Exchange Commission.  The Shareholders further confirm that they are aware that no federal or state agencies have passed upon this transaction or made any finding or determination as to the fairness of this investment.

(xiii)	The Shareholders acknowledge that each certificate or note representing the Securities shall contain a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) PURSUANT TO AN EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION S AND HAVE NOT BEEN  REGISTERED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE PURCHASER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.  THE HOLDER AGREES TO REFRAIN FROM HEDGING TRANSACTIONS PURSUANT TO THE REQUIREMENTS OF REGULATION S.

6.08 Securities Filings. The Shareholders, as the controlling shareholders of CHFY following Closing, shall cause CHFY to timely prepare and file all Securities Act and Exchange Act filings that may result from or be required in connection with the transactions contemplated in this Agreement.

ARTICLE VII
MISCELLANEOUS

7.01 Brokers. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement.

7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other party regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder.  All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration.  The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  Each arbitrator shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an “expert” with respect to such subject matter.  The prevailing party shall be entitled to receive its reasonable attorney’s fees and all costs relating to the arbitration.  Any award rendered by arbitration shall be final and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction.

7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to China Forestry, Inc., to:

Room 517, No. 18 Building
Nangangjizhoing District
Hi-Tech Development Zone
Harbin, Heilongjiang, People’s Republic of China

If to FIHK or Hengtai, to:

Flat 1503, 15/F Wing Kwok Centre
182 Woosung Street, Jordan, Hong Kong

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission or other electronic communication, or one day after the date so sent by overnight courier.

7.05 Attorneys’ Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06 Document; Knowledge. Whenever, in any section of this Agreement, reference is made to information set forth in the documents provided by CHFY or the Shareholders, such reference is to information specifically set forth in such documents and clearly marked to identify the section of this Agreement to which the information relates.  Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter hereof.  All previous agreements between the Parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08 Survival, Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. In addition, facsimile or electronic signatures shall have the same legally binding effect as original signatures.

7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

[INTENTIONALLY LEFT BLANK]

EXECUTION PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

CHINA FORESTRY, INC.		HANZHONG
HENGTAI BIO-TECH LIMITED

By:	/s/ Tian, Yuan	By:	/s/ SHAO ZHENHENG
	TIAN, Yuan		Shao Zhenheng
	Chief Executive Officer		Legal Representative

FINANCIAL INTERNATIONAL (HONG KONG) HOLDINGS COMPANY LIMITED

By:	/s/ Liu, Shengli
LIU, Shengli
Sole Director

LIU, Shengli

By:	/s/ Liu, Shengli
LIU, Shengli
Owner of 60% of the outstanding share capital of Financial International (Hong Kong) Holdings Company Limited

LI, Bin

By:	/s/ Li, Bin
LI, Bin
Owner of 40% of the outstanding share capital of Financial International (Hong Kong) Holdings Company Limited

Exhibit A
Form of Convertible Promissory Note

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

June 3, 2010

$1,000,000.00	Harbin, People’s Republic of China

For value received, China Forestry, Inc., a Nevada corporation (the “Company”) promises to pay to the order of LIU, Shengli an amount equal to sixty percent (60%) of the principal amount of this Convertible Promissory Note (the “Note”), and LI, Bin an amount equal to forty percent (40%) of the principal amount of this Note, or their permitted assigns (the “Holders”), the principal amount being One Million and no/100 Dollars ($1,000,000.00), together with simple interest paid on a pro rata basis on the outstanding principal amount at the rate of ten percent (10%) per annum under the terms of this Note.  All interest amounts due hereunder shall not be payable on a current basis and shall accrue and be payable only on the fifth anniversary of the date hereof (the “Maturity Date”) or on such earlier date that the Note is converted as provided in Section 2 hereof.  Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1.  Form and Application of Payments. All payments hereunder shall be applied first to any unpaid accrued interest, second to payment of all, if any, other amounts except principal due under or in respect of this Note, and third to repayment of the unpaid principal amount.

2.  Conversion.

(a)  Optional Conversion.   If and to the extent this Note has not previously been converted or repaid as provided herein, upon the election in writing (a “Conversion Notice”) by the holder of the majority amount of the principal amount of this Note at any time prior to the Maturity Date, the outstanding principal amount of this Note, together with all accrued and unpaid interest due thereunder, shall be converted into Sixty Eight Million (68,000,000) fully paid and nonassessable unregistered shares of the Company’s common stock (the "Shares"). Upon conversion, the Holders shall be entitled to receive their pro rata portion of the Shares.  Upon conversion of this Note, the Company shall be forever released from all of its obligations for principal and interest and liabilities under this Note.

(b)  Sufficient Authorized Shares for Delivery Upon Conversion.  The principal amount and accrued interest under this Note shall be convertible into the Shares to the extent that there are sufficient authorized shares of common stock to permit conversion.  In the event that there are not sufficient authorized shares of common stock to permit full conversion, this note may be converted in part on a pro rata based on the number of authorized shares of common stock of the Company then available. The principal amount and interest of the original Note remaining unconverted after a conversion to the fullest extent of authorized common shares will be determined by dividing the original principal amount and interest by 68,000,000 and multiplying that number by the number of unconverted shares. When sufficient shares are later authorized for conversion, the remaining principal and interest of this Note may be converted into the balance of the unconverted 68,000,000 Shares on a pro rata basis.  The Company shall use its best efforts to amend its Articles of Incorporation as promptly as practicable to permit full conversion of this Note.

(c)  Delivery of Shares Upon Conversion.   As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holders a certificate or certificates for the number of Shares issuable upon such conversion bearing the appropriate restrictive legends and any legends required pursuant to any federal, state, local or foreign law or rules and regulations of the OTC Bulletin Board governing such securities.

(d)  Company Put Option To Extinguish the Note.  In the event that the Holders have not exercised their right of optional conversion of this Note and converted all principal and accrued interest owing under this Note into the full amount of 68,000,000 Shares to which they are entitled, and thereby extinguished and forever released the Company from all of its obligations for principal and interest, and liabilities under this Note, on the Maturity Date, the Company shall have the right to elect in writing by giving a written notice to the Holders that the Company is herewith tendering all of the Shares or any remaining balance of the Shares, to the Holders and thereby extinguishing all of its obligations for principal and interest and liabilities under this Note, and the Holders shall accept such tender of Shares and cancel the Note and deliver the cancelled original Note to the Company.  If necessary prior to such issuance, the Company shall amend its Articles of Incorporation as promptly as practicable to permit the exercise of this put option.  As promptly as practicable after the Company’s exercise of this put option, the Company will at its expense issue and deliver to the Holders a certificate or certificates for the number of Shares issuable to them, bearing the appropriate restrictive legends and any legends required pursuant to any federal, state, local or foreign law or rules and regulations of the OTC Bulletin Board governing such securities.   It is agreed by all of the parties to this Note that they do not intend the Company to pay cash interest or principal under this Note, except as set forth in paragraphs 3, 4 and 5 below, but rather the Company shall satisfy its obligations to the Holders under this Note through the issuance of the Shares upon conversion or conversions on the exercise of this put option.

3.  Prepayment/Payments. This Note may be prepaid in whole or part prior to the Maturity Date without premium or penalty on at least 15 days prior written notice to the Holders. Payment of the interest and principal are hereunder shall be made at the business address of the Holders as stated from time to time in written notice to the Holders.  If the payments to be made shall be stated to be due on a date which is not a business day, such payment may be made on the next succeeding business day, and the interest payment on each such date shall include the amount thereof which shall accrue during the period of such extension of time.

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4.  Acceleration upon Liquidation.  In the event of a liquidation, dissolution or winding up of the Company (a “Liquidation”) this Note shall accelerate and all outstanding principal and unpaid accrued interest shall become due and payable in cash upon the effectiveness of a Liquidation.

5.  Default; Remedies. Each of the following shall constitute an Event of Default hereunder, and upon the occurrence of any such Event of Default at the option and upon the declaration of the Holder owning a majority of the principal amount of this Note and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Sections 5(c) or 5(d)), all obligations under this Note shall accelerate and all outstanding principal and unpaid accrued interest shall become immediately due and payable:

(a)  Company fails to pay timely any of the principal amount due under this Note on the Maturity Date or any accrued interest or other amounts due under this Note on the Maturity Date and payable if such Event of Default is not cured within three (3) business days after Company’s receipt of notice of the Event of Default provided by Holder to Company;

(b)  Company shall Default in its performance of any material covenant under the Share Exchange Agreement of even date herewith (the “Agreement”) and if such Event of Default is not cured within thirty (30) days after Company’s receipt of notice of the Event of Default provided by Holder to Company that specifies the cure required by Holders;

(c)  Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(d)  An involuntary petition is filed against Company (unless such petition is dismissed or discharged within ninety (90) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Company .

6.  Waiver. Company hereby waives demand, notice, presentment, protest and notice of dishonor.

7.  Transfer.  This Note and all rights hereunder are transferable only with the prior written consent of the Company or as permitted under the Agreement.

8.  Governing Law.  This Note shall be governed by and construed under the laws of the State of Nevada without giving effect to conflicts of laws principles.

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9.  Representation of Holder.  By acceptance of this Note, the Holders represent and warrant to Company that: (a) by reason of its business and financial experience they have the capacity to protect their own interests in this transaction and they are accepting this Note for their own account and not with a view to its resale or distribution of this Note or any Shares; (b) they have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this Note and its prospective investment in the Shares; (c) they believe that they have received all the information they have requested from Company and consider necessary or appropriate for deciding whether to accept this Note and subsequently receive any Shares as provided herein; (d) they have had the opportunity to discuss the business management, and financial affairs of Company with management of the Company; (e) they have the ability to bear the economic risks of the terms of this Note and, without materially impairing their financial condition, to enter into the terms of this Note; (f) they qualifies as an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act of 1933, and (g) they qualifies as a non “U.S. Person” within the meaning of Regulation S promulgated under the Securities Act of 1933.

10.  Exemption. This Note is made with Holders in reliance upon their representations, warranties and covenants herein. The offering of the Note and the Shares will not be registered under a federal or state securities laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under applicable securities laws.  The Holders further understand and accept all matters contained in the legend which appears on the face of this Note.

11.  Successors and Assigns. This Note shall bind and inure to the benefit of the respective permitted successors and assigns of each of the parties; provided, however, that assignment of this Note shall be subject to Section 8 above.

12.  Amendments. Any term of this Note may be amended or waived with the written consent of Company and the Holders.

13.  Enforcement of Rights of Holders.  The rights of the Holders under this Note, except for the right of the majority holder to give notice of conversion and default, shall be several and not joint, and are enforceable by each Holder on a pro rata basis.

14.  Entire Agreement.  This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes any and all prior and contemporaneous agreements, understandings, discussions and correspondence. The warranties and representations of the parties contained herein and therein shall survive execution and delivery of this Note.

15.  Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by Federal Express or other national overnight delivery service or otherwise delivered by hand or by messenger, addressed such address set forth below or at such other address furnished to other parties in writing.

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16.  Share Exchange Agreement.  Notwithstanding anything herein to the contrary, this Note is subject to the terms and conditions of that one certain Share Exchange Agreement dated May 24, 2010, by and among, the parties thereto. (the “Share Exchange Agreement”).  Capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in said Share Exchange Agreement.  In the event of Holders’ default or breach of the terms or conditions of the Share Exchange Agreement, including but not limited to Holders’ indemnity obligations to the Company, Holders shall provide written notice to Company by certified United States first class mail, return receipt requested or by overnight delivery service with proof of delivery. Such notice shall describe the default and/or breach and will allow Holders fifteen (15) days from the date of the notice to cure such default and/or breach.  If an event such default by any Holder is not cured within said fifteen (15) days, then the Company shall have the option to set-off and apply to the principal amount of the Note due such Holder pursuant to the Note and/or exercise any and all other remedies under the Share Exchange Agreement.

[The Rest of Page Intentionally Blank]

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Executed as of the date first written above.

Company: China Forestry, Inc. Room 517, No. 18 Building Nangangjizhoing District Hi-Tech Development Zone Harbin, Heilongjiang, People’s Republic of China		Holder: LIU, Shengli Flat 1503, 15/F Wing Kwok Centre 182 Woosung Street, Jordan, Hong Kong
By:
LIU, Shengli

By:
TIAN, Yuan, Chief Executive Officer
Holder: LI, Bin Flat 1503, 15/F Wing Kwok Centre 182 Woosung Street, Jordan, Hong Kong

By:
LI, Bin

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Exhibit B-1

BUSINESS OPERATING AGREEMENT

THIS BUSINESS OPERATING AGREEMENT (this “Agreement”) is dated April 1, 2010, and is entered into in Hanzhong City, Shaan’xi Province of The People’s Republic of China

BETWEEN

Financial International (Hong Kong) Holdings Company Limited, with a registered address at Flat 1503, 15/F Wing Kwok Centre, 182 Woosung Street, Jordan, Hong Kong (“Party A”),

AND

Hanzhong Hengtai Bio-Tech Limited, with a business address at Team 5, Yuanshang Village, Economic Development Zone, Hanzhong City, Shaan’xi Province, the People’s Republic of China (“Party B”);

AND

Shareholders holding 100% outstanding shares of Party B (the “Shareholders of Party B” or “Party C”).

(Party A and Party B, and Shareholders of Party B are referred to collectively in this Agreement as the “Parties”)

RECITALS

1	Party A, a company incorporated under laws of Hong Kong, has the expertise in the business of providing advisory and services in developing and marketing biological technology products;

2
Party B is a company incorporated in The People’s Republic of China (“PRC”), and is engaged in biological technology products development, technology services and consulting services; greenery projects and virescence; cultivation and sales of seed and seedling; traditional Chinese herbal medicine cultivation and sales; agricultural product planting and sales (the “Business”);

3	The undersigned Shareholders of Party B collectively own 100% of the equity interests of Party B;

4
Party A has established a business relationship with Party B by entering into the Consulting Services Agreement dated April 1, 2010 (hereinafter referred to as the “Consulting Services Agreement”), and an Exclusive Option Agreement dated April 1, 2010 (hereinafter referred to as the “Option Agreement”),

5
Pursuant to the above-mentioned agreement between Party A and Party B, Party B shall pay a certain amount of money to Party A. However, the relevant payable account has not been paid yet and the daily operation of Party B will have a material effect on its capacity to pay such payable account to Party A;

6	The Parties are entering into this Agreement to clarify matters in connection with Party B’s operations.

NOW THEREFORE, all parties of this Agreement hereby agree as follows through mutual negotiations:

1
Party A agrees, subject to compliance of the relevant provisions of this Agreement by Party B, as the guarantor for Party B in the contracts, agreements or transactions in connection with Party B’s operation between Party B and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Party B. Party B agrees, as the counter-guarantee, to pledge all of its assets, including accounts receivable, to Party A. According to the aforesaid guarantee arrangement, Party A wishes to enter into written guarantee contracts with Party B’s counter-parties thereof to assume the guarantee liability as the guarantor when it needs; therefore, Party B and Party C shall take all necessary actions (including but not limited to execute relevant documents and transact relevant registrations) to carry out the arrangement of counter-guarantee to Party A.

2
In consideration of the requirement of Article 1 herein and assuring the performance of the Consulting Services Agreements between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with its shareholders Party B hereby jointly agree that Party B shall not conduct any transaction which may materially affects its assets, obligations, rights or the operations of Party B (excluding the business contracts, agreements, sell or purchase assets during Party B’s regular operation and the lien obtained by relevant counter parties due to such agreements) unless the obtainment of a prior written consent from Party A, including but not limited to the following:

2.1	To borrow money from any third party or assume any debt;
2.2	To sell to or acquire from any third party any asset or right, including but not limited to any intellectual property right;
2.3	To provide any guarantees to any third parties using its assets or intellectual property rights;
2.4	To assign to any third party its business agreements.

3
In order to ensure the performance of the Consulting Services Agreement between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C hereby jointly agree to accept, from time to time, advice regarding corporate policy advise provided by Party A in connection with company’s daily operations, financial management and the employment and dismissal of the company’s employees.

2

4
Party B and Party C hereby jointly agree that Party C shall appoint the person recommended by Party A as the director(s) of Party B, and Party B shall appoint Party A’s designated persons as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any of the above designated persons is dismissed by Party A, he or she will lose the qualification to take any position in Party B and Party B shall appoint other designated person of Party A to take such position. The person designated by Party A in accordance with this section should have the qualifications of a director, General Manager, Chief Financial Officer, and/or other senior officers pursuant to applicable law.

5
Party B together with its shareholders Party C hereby jointly agree and confirm that Party B shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

6
In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including but not limited to the Consulting Services Agreement.

7
Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8
If any clause hereof is judged as invalid or non-enforceable according to relevant laws, such clause shall be deemed invalid only within the applicable area of the Laws and without affecting other clauses hereof in any way.

9
Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement to any third party as it needs (natural person or legal entity), including but not limited to Party A’s subsidiary, at any time. For the avoidance of doubt, such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

10
All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties unless under the following conditions: (a) such documents are known or shall be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of stock exchange; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, and such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive whatever this Agreement is void, amended, cancelled, terminated or unable to perform.

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11	The execution, validity, construing and performance of this Agreement and the resolution of disputes under this Agreement shall be governed by the laws of PRC.

12
The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days, each party can submit such matter to Shanghai Sub-commission of the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its arbitration rules in force at the date of this Agreement including such addition to the CIETAC arbitration rules as are therein contained. Arbitration shall take place in Shanghai of PRC and the arbitration proceedings shall be conducted in Chinese. There shall be only one (1) arbitrator. Any resulting arbitration award shall be final, conclusive and binding upon the parties.

13	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously.

14
Notwithstanding Article 13 hereof, the parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings

15
The term of this agreement is one (1) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended only upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by the Parties hereto through mutual consultation. During the aforesaid term, if Party A or Party B is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

16
This Agreement shall be terminated on the expiration date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B. For the avoidance of doubt, upon the completion of acquisition of Party B by Party A pursuant to an option granted by the Option Agreement, this Agreement is deemed terminated with immediate effect.

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17	This Agreement has been executed in five (5) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

[INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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Signature Page

IN WITNESS WHEREOF all parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

Party A:	Financial International (Hong Kong) Holdings Company Limited
/s/ LIU, Shengli
Title: Director

Party B:	Hanzhong Hengtai Bio-Tech Limited /s/ SHAO, Zhenheng
Title: Legal Representative and Executive Director

SIGNATURE PAGE OF SHAREHOLDERS OF PARTY B

Party C:	SHAREHOLDERS OF THE COMPANY:

/s/ SHAO, Zhenheng
Owns 70% of Hanzhong Hengtai Bio-Tech Limited
/s/ YANG, Yongli
Owns 20% of Hanzhong Hengtai Bio-Tech Limited
/s/ SHAO, Zhenzhong
Owns 10% of Hanzhong Hengtai Bio-Tech Limited

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Exhibit B-2

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is dated April 1, 2010, and is entered into in Hanzhong City, Shaan’xi Province of The People’s Republic of China

BETWEEN

Financial International (Hong Kong) Holdings Company Limited, with a registered address at Flat 1503, 15/F Wing Kwok Centre, 182 Woosung Street, Jordan, Hong Kong (“Party A”),

AND

Hanzhong Hengtai Bio-Tech Limited, with a business address at Team 5, Yuanshang village, Economic Development Zone, Hanzhong City, Shaan’xi Province, the People’s Republic of China (“Party B”)

(Party A and Party B are referred to collectively in this Agreement as the “Parties”)

RECITALS

(1)           Party A, a company incorporated under laws of Hong Kong, has the expertise in the business of providing advisory and services in developing and marketing biological technology products

(2)           Party B, a company incorporated in The People’s Republic of China, is engaged in biological technology products development, technology services and consulting services; greenery projects and virescence; cultivation and sales of seed and seedling; traditional Chinese herbal medicine cultivation and sales; agricultural product planting and sales (the “Business”);

(3)           The Parties desire that Party A provide technology consulting services and relevant services to Party B;

(4)           The Parties and the shareholder of Party B have executed an Exclusive Option Agreement (hereinafter “Option Agreement”) concurrently herewith, pursuant to which all shareholders of Party B granted to Party A (or its subsidiary) an exclusive option to purchase all the ownership right or equity interest in Party B within on or before the expiry of 6 months commencing from April 1, 2010

The Parties are entering into this Agreement to set forth the terms and conditions under which Party A shall provide consulting services to Party B.

NOW THEREFORE, the Parties agree as follows:

1. DEFINITIONS

1.1 In this Agreement the following terms shall have the following meanings:

“Affiliate” with respect to any Person, shall mean any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether ownership of securities or partnership or other ownership interests, by contract or otherwise);

“Consulting Services Fee” shall be as defined in Clause 3.1;

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the amount of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all contingent obligations (including, without limitation, all guarantees to third parties) of such Person;

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including. without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under recording or notice statute, and any lease having substantially the same effect as any of the foregoing);

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization, entity or other organization or any government body;

“PRC” means The People’s Republic of China excluding Hong Kong SAR, Macau SAR and Taiwan;

“Services” means the services to be provided under the Agreement by Party A to Party B, as more specifically described in Clause 2.

1.2 In this Agreement a reference to a Clause, unless the context otherwise requires, is a reference to a clause of this Agreement. The headings in this Agreement shall not affect the interpretation of this Agreement.

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2. RETENTION AND SCOPE OF SERVICES

2.1 Party B hereby agrees to retain the services of Party A, and Party A accepts such appointment, to provide to Party B services in relation to the current and proposed operations of Party B’s business in the PRC upon the terms and conditions of this Agreement. The services subject to this Agreement shall include, without limitation:

(a) General Business Operation. Advice and assistance relating to development of technology and provision of consultancy services, particularly as related to the bio-tech product development and the knowhow of technology services and consulting services.
(b) Human Resources.

(i) Advice and assistance in relation to the staffing of Party B, including assistance in the recruitment, employment and retention of management personnel, administrative personnel and staff of Party B;

(ii) Training of management, staff and administrative personnel;

(iii) Assistance in the development of sound payroll administrative controls in Party B;

(iv) Advice and assistance in the relocation of management and staff of Party B;

(c) Research and Development

(i) Advice and assistance in relation to Party B’s research and development;

(ii) Advice and assistance in business growth and development; and

(d) Other. Such other advice and assistance as may be agreed upon by the Parties.

2.2 Exclusive Services Provider. During the term of this Agreement, Party A shall be the exclusive provider of the Services. Party B shall not seek or accept similar services from other providers unless the prior written approval is obtained from Party A.

2.3 Intellectual Properties Related to the Services. Party A shall own all intellectual property rights developed or discovered through research and development, in the course of providing Services, or derived from the provision of the Services. Such intellectual property rights shall include patents, trademarks, trade names, copyrights, patent application rights, copyright and trademark application rights, research and technical documents and materials, and other related intellectual property rights including the right to license or transfer such intellectual properties. If Party B must utilize any intellectual property, Party A agrees to grant an appropriate license to Party B on terms and conditions to be set forth in a separate agreement.

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2.4 Pledge. Party B shall permit and cause 100% of Party B’s shareholders to pledge the equity interests of Party B to Party A for securing the Fee that should be paid by Party B pursuant to this Agreement.

3. PAYMENT

3.1 General.

(a) In consideration of the Services provided by Party A hereunder, Party B shall pay to Party A during the term of this Agreement a consulting services fee (the “Consulting Services Fee”), payable in RMB each year, equal to all of its revenue for such year based on the yearly financial statements provided under Clause 5.1 below. Such yearly payment shall be made within fifteen (15) days after receipt by Party A of the financial statements referenced above.
(b) Party B will permit, from time to time during regular business hours as reasonably requested by Party A, or its agents or representatives (including independent public accountants, which may be Party B’s independent public accountants), (i) to conduct periodic audits of books and records of Party B, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Party B (iii) to visit the offices and properties of Party B for the purpose of examining such materials described in clause (ii) above, and (iv) to discuss matters relating to the performance by Party B hereunder with any of the officers or employees of Party B having knowledge of such matters. Party A may exercise the audit rights provided in the preceding sentence at any time, provided that Party A provides ten days written notice to Party B specifying the scope, purpose and duration of such audit. All such audits shall be conducted in such a manner as not to interfere with Party B’s normal operations.

3.2 Party B shall not be entitled to set off any amount it may claim is owed to it by Party A against any Consulting Services Fee payable by Party B to Party A unless Party B first obtains Party A’s written consent.

3.3 The Consulting Services Fee shall be paid in RMB by telegraphic transfer to Party A’s bank account, or to such other account or accounts as may be specified in writing from time to time by Party A.

3.4 Should Party B fail to pay all or any part of the Consulting Service’s Fee due to Party A in RMB under this Clause 3 Within the time limits stipulated, Party B shall pay to Party A interest in RMB on the amount overdue based on the three (3) month lending rate for RMB announced by the Bank of China on the relevant due date.

3.5 All payments to be made by Party B hereunder shall be made free and clear of and without deduction for or on account of tax, unless Party B is required to make such payment subject to the deduction or withholding of tax.

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4. FURTHER TERMS OF COOPERATION

4.1 All business revenue of Party B shall be directed in full by Party B into a bank account nominated by Party A.

5. UNDERTAKINGS OF PARTY A

Party B hereby agrees that, during the term of the Agreement:

5.1 Information Covenants. Party B will furnish to Party A:

5.1.1 Preliminary Monthly Reports. Within five (5) days of the end of each calendar month the preliminary income statements and balance sheets of Party B made up to and as at the end of such calendar month, in each case prepared in accordance with the PRC generally accepted accounting principles, consistently applied.

5.1.2 Final Monthly Reports. Within ten (10) days after the end of each calendar month, a final report from Party B on the financial position and results of operations and affairs of Party B made up to and as at the end of such calendar month and for the elapsed portion of the relevant financial year, setting forth in each case in comparative form figures for the corresponding period in the preceding financial year, in each case prepared in accordance with the PRC generally accepted accounting principles, consistently applied.

5.1.3 Quarterly Reports. As soon as available and in any event within forty-five (45) days after each Quarterly Date (as defined below), unaudited consolidated and consolidating statements of income, retained earnings and changes in financial position of the Party B and its subsidiaries, if any, for such quarterly period and for the period from the beginning of the relevant fiscal year to such Quarterly Date and the related consolidated and consolidating balance sheets as at the end of such quarterly period, setting forth in each case actual versus budgeted comparisons and in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the chief financial officer of the Party B, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations, as the case may be, of the Party B and its subsidiaries, if any, in accordance with PRC general accepted accounting principles applied on a consistent basis as at the end of, and for, such period (subject to normal year-end audit adjustments and the preparation of notes for the audited financial statements); for purposes of this Agreement, “a Quarterly Date” shall mean the last day of March, June, September and December in each year, the first of which shall be the first such day following the date of this Agreement; provided that if any such day is not a business day in the PRC, then such Quarterly Date shall be the next succeeding business day in the PRC.

5.1.4 Annual Audited Accounts. Within three (3) months after the end of the financial year, the annual audited accounts of Party B to which they relate (setting forth in each case in comparative form the corresponding figures for the preceding financial year), in each case prepared in accordance with, among others, the PRC generally accepted accounting principles, consistently applied.

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5.1.5 Budgets. At least 90 days before the first day of each financial year of Party B, a budget in form satisfactory to Party A (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Party B for each of the four financial quarters of such financial year accompanied by the statement of the chief financial officer of Party B to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

5.1.6 Notice of Litigation. Promptly, and in any event within one (1) business day after an officer of Party B obtains knowledge thereof, notice of (i) any litigation or governmental proceeding pending against Party B which could materially adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Party B and (ii) any other event which is likely to materially adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Party B.

5.1.7 Other Information. From time to time, such other information or documents (financial or otherwise) as Party A may reasonably request.

5.2 Books, Records and Inspections. Party B will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles in the PRC and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Party B will permit officers and designated representatives of Party A to visit and inspect, under guidance of officers of Party B, any of the properties of Party B, and to examine the books of record and account of Party B and discuss the affairs, finances and accounts of Party B with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as Party A may request.

5.3 Corporate Franchises. Party B will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and licenses.

5.4 Compliance with Statutes, etc. Party B will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, in respect of the conduct of its business and the ownership of its property, including without limitation maintenance of valid and proper government approvals and licenses necessary to provide the services, except that such noncompliance could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of Party B.

6.  NEGATIVE COVENANTS

Party B covenants and agrees that, during the term of this Agreement, without the prior written consent of Party A.

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6.1 Equity. Party B will not issue, purchase or redeem any equity or debt securities of Party B.

6.2 Liens. Party B will not create, incur, assume or cause to exist, any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Party B whether now owned or hereafter acquired, provided that the provisions of this Clause 6.1 shall not prevent the creation, incurrence, assumption or existence of:

6.2.1 Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; and

6.2.2 Liens in respect of property or assets of Party B imposed by law, which were incurred in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Party B or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien.

6.3 Consolidation, Merger, Sale of Assets, etc. Party B will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that (i) Party B may make sales of inventory in the ordinary course of business and (ii) Party B may, in the ordinary course of business, sell equipment which is uneconomic or obsolete.

6.4 Dividends. Party B will not declare or pay any dividends, or return any capital, to its shareholders or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by Party B with respect to its capital stock), or set aside any funds for any of the foregoing purposes.

6.5 Leases. Party B will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) by Party B under agreements to rent or lease any real or personal property to exceed [US$1 million] in any fiscal year of Party B.

6.6 Indebtedness. Party B will not contract, create, incur, assume or cause to exist any indebtedness, except accrued expenses and current trade accounts payable incurred in the ordinary course of business, and obligations under trade letters of credit incurred by Party B in the ordinary course of business, which are to be repaid in full not more than one (1) year after the date on which such indebtedness is originally incurred to finance the purchase of goods by Party B.

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6.7 Advances, Investment and Loans. Party B will not lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that Party B may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with Customary trade terms.

6.8 Transactions with Affiliates. Party B will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Party B, other than on terms and conditions substantially as favorable to Party B as would be obtainable by Party B at the time in a comparable arm’s-length transaction with a Person other than an Affiliate and with the prior written consent of Party A.

6.9 Capital Expenditures. Party B will not make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which are capitalized in accordance with generally accepted accounting principles in the PRC and capitalized lease obligations) during any quarterly period which exceeds in the aggregate the amount contained in the budget as set forth in Section 5.1.5.

6.10 Modifications to Debt Arrangements, Agreements or Articles of Association. Party B will not (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Existing Indebtedness or (ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing or (iii) amend, modify or change its Articles of Association or Business License, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock.

6.11 Line of Business. Party B will not engage (directly or indirectly) in any business other than those types of business prescribed within the business scope of Party B’s business license except with the prior written consent of Party A.

7. TERM AND TERMINATION

7.1 This Agreement shall take effect on the date of execution of this Agreement and shall remain in full force and effect unless terminated pursuant to Clause 7.2.

7.2 This Agreement may be terminated:

7.2.1 by either Party giving written notice to the other Party if the other Party has committed a material breach of this Agreement (including but not limited to the failure by Party B to pay the Consulting Services Fee) and such breach, if capable of remedy, has not been so remedied within, in the case of breach of a non-financial obligation, fourteen (14) days, following receipt of such written notice;

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7.2.2 either Party giving written notice to the other Party if the other Party becomes bankruptcy or insolvent or is the subject of proceedings or arrangements for liquidation or dissolution or ceases to carry on business or becomes unable to pay its debts as they come due;

7.2.3 by either Party giving written notice to the other Party if, for any reason, the operations of Party A are terminated;

7.2.4 by either Party giving written notice to the other Party if the business licence or any other license or approval material for the business operations of Party B is terminated, cancelled or revoked;

7.2.5 by either Party giving written notice to the other Party if circumstances arise which materially and adversely affect the performance or the objectives of this Agreement; or

7.2.6 by election of Party A with or without reason.

7.2.7 by Party A upon Party B is acquired and 100% owned by Party A pursuant to execution of the Option Agreement between the Parties and the shareholder of Party B.

7.3 Any Party electing properly to terminate this Agreement pursuant to Clause 7.2 shall have no liability to the other Party for indemnity, compensation or damages arising solely from the exercise of such right. The expiration or termination of this Agreement shall not affect the continuing liability of Party B to pay any Consulting Services Fees already accrued or due and payable to Party A. Upon expiration or termination of this Agreement, all amounts then due and unpaid to Party A by Party B hereunder, as well as all other amounts accrued but not yet payable to Party A by Party B, shall forthwith become due and payable by Party B to Party A.

8. PARTY A’S REMEDY UPON PARTY B’S BREACH

In addition to the remedies provided elsewhere under this Agreement, Party A shall be entitled to remedies permitted under PRC laws, including without limitation compensation for any direct and indirect losses arising from the breach and legal fees incurred to recover losses from such breach.

9. AGENCY

The Parties are independent Contractors, and nothing in this Agreement shall be construed to constitute either Party to be the agent, Partner, legal representative, attorney or employee of the other for any Purpose whatsoever. Neither Party shall have the power or authority to bind the other except as specifically set out in this Agreement.

10. GOVERNING LAW AND JURISDICTION

10.1 Governing Law. The execution, validity, construing and performance of this Agreement and the resolution of disputes under this Agreement shall be governed by the laws of PRC.

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10.2 Arbitration. The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days, each party can submit such matter to Shanghai sub-commission of the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its arbitration rules in force at the date of this Agreement including such addition to the CIETAC arbitration rules as are therein contained. Arbitration shall take place in Shanghai of PRC and the arbitration proceedings shall be conducted in Chinese. Any resulting arbitration award shall be final, conclusive and binding upon the parties.

10.3 Number and Selection of Arbitrators. There shall be three (3) arbitrators. Party B shall select one (1) arbitrator and Party A shall select one (1) arbitrator, and both arbitrators shall be selected within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The chairman of the CIETAC shall select the third arbitrator. If a Party does not appoint an arbitrator who consents to participate within thirty (30) days after giving or receiving the demand for arbitration, the relevant appointment shall be made by the chairman of the CIETAC.

10.4 Language and Applicable Rules. Unless otherwise provided by the arbitration rules of CIETAC, the arbitration proceeding shall be conducted in English. The arbitration tribunal shall apply the arbitration rules of the CIETAC in effect on the date of the signing of this Agreement. However, if such rules are in conflict with the provisions of this clause, as well as any other provisions of Section 10 of this Agreement, then the terms of Section 10 shall prevail.

10.5 Cooperation; Disclosure. Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Parties.

10.6 Jurisdiction. Judgment upon the award rendered by the arbitration may be entered into by any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or any order of enforcement thereof.

10.7 Continuing Obligations. During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Agreement.

11. ASSIGNMENT

No part of this Agreement shall be assigned or transferred by either Party without the prior written consent of the other Party. Any such assignment or transfer shall be void. Party A, however, may assign its rights and obligations hereunder to an Affiliate. For the avoidance of doubt, when the Party A transfers or assigns the rights and obligations under this Agreement and such transfer shall only be subject to a written notice serviced to Party B (and no any further consent from Party B will be required).

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12. NOTICES

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of relevant each party or both parties set forth above (or other address of the party or of the other addressees specified by such party from time to time). The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

13. GENERAL

13.1 The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

13.2 Should any clause or any part of any clause contained in this Agreement be declared invalid or unenforceable for any reason whatsoever, all other clauses or parts of clauses contained in this Agreement shall remain in full force and effect.

13.3 This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all previous agreements.

13.4 No amendment or variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

13.5 This Agreement shall be executed in two (2) duplicate originals in English. Each Party has received one (1) duplicate original, and all originals shall be equally valid.

[INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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Signature Page

IN WITNESS WHEREOF both parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

Party A:	Financial International (Hong Kong) Holdings Company Limited
By: /s/ LIU, Shengli

Party B:	Hanzhong Hengtai Bio-Tech Limited By: /s/ SHAO, Zhenheng

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Exhibit B-3

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (hereinafter this “Agreement”) is dated April 1, 2010, and entered into in Hanzhong City, Shaan’xi Province of The People’s Republic of China

BETWEEN

Financial International (Hong Kong) Holdings Company Limited, with a registered address at Flat 1503, 15/F Wing Kwok Centre, 182 Woosung Street, Jordan, Hong Kong (“Pledgee”),

AND

Hanzhong Hengtai Bio-Tech Limited, with a business address at Team 5, Yuanshang village, Economic Development Zone, Hanzhong City, Shaan’xi Province, the People’s Republic of China (the “Company”),

AND

Each of the shareholders of the Company listed on the signature pages hereto (collectively, the “Pledgors”),

RECITALS

1. The Pledgee, a company incorporated under laws of Hong Kong, has the expertise in the business of providing advisory and services in developing and marketing biological technology products.

2. The Pledgors are shareholders of the Company and collectively own 100% of the outstanding equity interests of the Company.

3. Pledgee and the Company have executed a Consulting Services Agreement (hereinafter “Consulting Services Agreement”) concurrently herewith. Based on this agreement, the Company shall pay technical consulting service fees (hereinafter the “Consulting Services Fees”) to Pledgee for offering consulting and related services.

4. In order to ensure that the Company will perform its obligations under the Consulting Services Agreement, and in order to provide an additional mechanism for the Pledgee to enforce its rights to collect the Consulting Services Fees from the Company, the Pledgors agree to pledge all their equity interest in the Company as security for the performance of the obligations of the Company under the Consulting Services Agreement and the payment of Consulting Services Fees under such agreement.

NOW THEREFORE, the Pledgee, the Company and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:

1. Definitions and Interpretation. Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

“Pledge” refers to the full content of Section 2 hereunder.

“Equity Interest” refers to all the equity interest in the Company legally held by the Pledgors.

“Term of Pledge” refers to the period provided for under Section 3.2 hereunder.

“PRC” or “China” refers to The People’s Republic of China.

“Event of Default” refers to any event in accordance with Section 7.1 hereunder.

“Notice of Default” refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2. Pledge. The Pledgors agree to pledge their equity interest in the Company to the Pledgee (“Pledged Collateral”) as a security for the obligations of the Company under the Consulting Services Agreement. Pledge under this Agreement refers to the rights owned by the Pledgee, who shall be entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of the equity interest pledged by the Pledgors to the Pledgee.

3. Term of Pledge.

3.1 The Pledge shall take effect as of the date when the Pledge of the equity interest under this Agreement is recorded in the Register of Shareholder of the Company. The term of the Pledge shall last until two (2) years after the obligations under the Consulting Services Agreement are fulfilled, or upon the Consulting Services Agreement is terminated by the Pledgee.

3.2 During the term of the Pledge, the Pledgee shall be entitled to vote, control, sell or dispose of the pledged assets in accordance with this Agreement in the event that Pledgors do not perform their obligation under the Consulting Services Agreement and the Company fails to pay the Consulting Service Fees in accordance with the Consulting Services Agreement.

3.3 During the term of the Pledge, the Pledgee shall be entitled to collect any and all dividends declared or paid in connection with the equity interest.

4. Pledge Procedure and Registration

4.1 The Pledge under this Agreement shall be recorded in the Register of Shareholders of the Company. The Pledgors shall, within ten (10) days after the date of this Agreement, process the registration procedures with the Administrative Bureau of Industry and Commerce of Hanzhong city concerning the Pledge.

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5. Representation and Warranties of Pledgors.

5.1 The Pledgors are the legal owners of the equity interest pledged.

5.2 The Pledgors have not pledged the equity interest to any other party, and or the equity interest is not encumbered to any other person except for the Pledgee.

6. Covenants of Pledgors.

6.1 During the effective term of this Agreement, the Pledgors promise to the Pledgee for its benefit that the Pledgors shall:

6.1.1 Not transfer or assign the equity interest, create or permit to create any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee.

6.1.2 Comply with and implement laws and regulations with respect to the pledge of rights; present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five (5) days upon receiving such notices, orders or suggestions; and comply with such notices, orders or suggestions; or object to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee.

6.1.3 Timely notify the Pledgee of any events or any received notices which may affect the Pledgor’s equity interest or any part of its right, and any events or any received notices which may change the Pledgor’s any warranty and obligation under this Agreement or affect the Pledgor’s performance of its obligations under this Agreement.

6.2 The Pledgors agree that the Pledgee’s right to the Pledge obtained from this Agreement shall not be suspended or inhibited by any legal procedure launched by the Pledgor or any successors of the Pledgor or any person authorized by the Pledgor or any such other person.

6.3 The Pledgors promise to the Pledgee that in order to protect or perfect the security for the payment of the Consulting Services Fees, the Pledgors shall execute in good faith and cause other parties who have interests in the Pledge to execute all the title certificates, contracts, and perform actions and cause other parties who have interests to take action, as required by the Pledgee; and make access to exercise the rights and authorization vested in the Pledgee under this Agreement.

6.4 The Pledgors promise to the Pledgee that they will execute all amendment documents (if applicable and necessary) in connection with any registration of the Pledge with the Pledgee or its designated person (natural person or a legal entity), and provide the notice, order and decision to the Pledgee as necessary, within a reasonable amount of time upon request.

6.5 The Pledgors promise to the Pledgee that they will comply with and perform all the guarantees, covenants, warranties, representations and conditions for the benefits of the Pledgee. The Pledgors shall compensate all the losses suffered by the Pledgee as a result of the Pledgors failing perform or fully perform their guarantees, covenants, warranties, representations and conditions.

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7. Events Of Default.

7.1 The following events shall be regarded as the events of default:

7.1.1 This Agreement is deemed illegal by a governing authority in the PRC, or the Pledgor is not capable of continuing to perform the obligations herein due to any reason except Force Majeure ;

7.1.2 The Company fails to make full payment of the Consulting Services Fees as scheduled under the Service Agreement;

7.1.3 A Pledgor makes any materially false or misleading representations or warranties under Section 5 herein, and/or the Pledgor breaches any warranties under Section 5 herein;

7.1.4 A Pledgor breaches the covenants under Section 6 herein;

7.1.5 A Pledgor breaches the term or condition herein;

7.1.6 A Pledgor waives the pledged equity interest or transfers or assigns the pledged equity interest without prior written consent of the Pledgee;

7.1.7 The Company is incapable of repaying the general debt or other debt;

7.1.8 The property of the Pledgor is adversely affected causing the Pledgee to believe that the capability of the Pledgor to perform the obligations herein is adversely affected;

7.1.9 The successors or agents of the Company are only able to perform a portion of or refuse to perform the payment obligations under the Service Agreement;

7.1.10 The breach of the other terms by action or inaction under this agreement by the Pledgor.

7.2 The Pledgor shall immediately give a written notice to the Pledgee if the Pledgor is aware of or discovers that any event under Section 7.1 herein or any event that may result in the foregoing events has occurred or is likely to occur.

7.3 Unless the event of default under Section 7.1 herein has been solved to the Pledgee’s satisfaction, the Pledgee, at any time when the event of default occurs or thereafter, may give a written notice of default to the Pledgor and require the Pledgor to immediately make full payment of the outstanding Service Fees under the Service Agreement and other payables or exercise other rights in accordance with Section 8 herein.

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8. Exercise of Remedies.

8.1 Authorized Action by Secured Party. The Pledgors hereby irrevocably appoint Pledgee the attorney-in-fact of the Pledgors for the purpose of carrying out the security provisions of this Agreement and taking any action and executing any instrument that the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement. If an event of default occurs, or is continuing, Pledgee shall have the right to exercise the following rights and powers:

(a) Collect by legal proceedings or otherwise and endorse and/or receive all payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral;

(b) Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral;

(c) Transfer the Pledged Collateral to its own or its nominee’s name;

(d) Make any compromise or settlement, and take any action it deems advisable, with respect to the Pledged Collateral;

(e) Notify any obligor with respect to any Pledged Collateral to make payment directly to the Pledgee;

(f) All rights of the Pledgors to exercise the voting and other consensual rights it would otherwise be entitled to exercise without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Pledgee;

(g) All rights of the Pledgors to receive distributions with respect to the Pledged Collateral which it would otherwise be authorized to receive and retain shall cease and all such rights shall thereupon become vested in the Pledgee; and

(h) The Pledgors shall execute and deliver to the Pledgee appropriate instruments as the Pledgee may request in order to permit the Pledgee to exercise the voting and other rights which it may be entitled to exercise and to receive all distributions which it may be entitled to receive.

The Pledgors hereby grant to Pledgee an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of the Pledgors to take all such action permitted under this Section 8.1. Such power of attorney shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral) by any person, upon the occurrence and continuance of an event of default. Pledgee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

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8.2 Event of defaults; Remedies. Upon the occurrence of an event of default, Pledgee may, without notice to or demand on the Pledgors and in addition to all rights and remedies available to Pledgee, at law, in equity or otherwise, do any of the following:

(a) Require the Pledgors to immediately pay all outstanding unpaid amounts due under the Consulting Services Agreement;

(b) Foreclose or otherwise enforce Pledgee’s security interest in any manner permitted by law or provided for in this Agreement;

(c) Terminate this Agreement pursuant to Section 11;

(d) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(e) Exercise any and all the rights and remedies of a secured party upon default under applicable law.

8.3 The Pledgee shall give a notice of default to the Pledgors when the Pledgee exercises its remedies under this Agreement.

8.4 Subject to Section 7.3, the Pledgee may exercise its remedies under this Agreement at any time after the Pledgee gives a notice of default in accordance with Section 7.3 or thereafter.

8.5 The Pledgee is entitled to priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the equity interest pledged herein in accordance with legal procedure until the unpaid Consulting Services Fees under the Consulting Services Agreement are repaid.

8.6 The Pledgor shall not hinder the Pledgee from exercising its rights in accordance with this Agreement and shall give necessary assistance so that the Pledgee may exercise its rights in full.

9. Assignment.

9.1 The Pledgors shall not donate or transfer rights and obligations herein without prior consent from the Pledgee.

9.2 This Agreement shall be binding upon each of the Pledgors and his, her or its successors and be binding on the Pledgee and his each successor and assignee.

9.3 The Pledgee may transfer or assign all or any of its rights and obligations under the Service Agreement to any third party as its needs (natural person or legal entity) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a party hereto. When the Pledgee transfers or assigns the rights and obligations under this Agreement, and such transfer shall only be subject to a written notice serviced to Pledgors (and no any further consent from Pledgors will be required), and at the request of the Pledgee, the Pledgors shall duly execute the relevant agreements and/or documents with respect to such transfer or assignment.

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9.4 In the event of a change in control of the Pledgee’s resulting in the transfer or assignment of this agreement, the successor parties to the pledge shall execute a new pledge contract.

10. Formalities, Fees and Other Charges.

10.1 The Pledgors shall be responsible for all the fees and actual expenses in relation to this Agreement including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with applicable law, the Pledgors shall fully indemnify the Pledgee such taxes paid by the Pledgee.

10.2 The Pledgors shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of Pledge) incurred by the Pledgee for the reason that the Pledgors fail to pay any payable taxes, fees or charges for other reasons which cause the Pledgee to recourse by any means or ways.

11. Force Majeure.

11.1 “Force Majeure” shall include but not be limited to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, refers to any unforeseen events beyond the party’s reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control. The party affected by Force Majeure shall notify the other party of such event and be exempted from its obligations under this Agreement promptly.

11.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After occurrence of an event of Force Majeure, when such event or condition ceases to exist, both parties agree to resume the performance of this Agreement with their best efforts.

12. Confidentiality. The parties of this agreement acknowledge and make sure that all the oral and written materials exchanged relating to this contract are confidential. All the parties have to keep them confidential and can not disclose them to any other third party without other parties’ prior written approval, unless: (a) the public know and will know the materials (not because of the disclosure by any contractual party); (b) the disclosed materials are required by laws or stock exchange rules; or (c) materials relating to this transaction are disclosed to parties’ legal consultants or financial advisors, however, who have to keep them confidential as well. Disclosure of confidential information by Employees or hired institutions of the parties is deemed as the act by the parties, therefore, subjecting them to liability.

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13. Dispute Resolution.

13.1 The execution, validity, construing and performance of this Agreement and the resolution of disputes under this Agreement shall be governed by the laws of PRC.

13.2 The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days, each party can submit such matter to Shanghai sub-commission of the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its arbitration rules in force at the date of this Agreement including such addition to the CIETAC arbitration rules as are therein contained. Arbitration shall take place in Shanghai of PRC and the arbitration proceedings shall be conducted in Chinese. There shall be only one (1) arbitrator. Any resulting arbitration award shall be final, conclusive and binding upon the parties.

14. Notices. Any notice which is given by the parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or the address advised in writing including via facsimile from time to time.

15. Entire Contract. All Parties agree that this Agreement constitute the entire agreement of the Parties with respect to the subject matter therein upon its effectiveness and supersedes and replaces all prior oral and/or written agreements and understandings relating to this Agreement.

16. Severability. Any provision of this Agreement which is invalid or unenforceable because of inconsistent with the relevant laws shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

17. Appendices. The appendices to this Agreement are entire and integral part of this Agreement.

18. Amendment or Supplement.

18.1 Parties may amend and supply this Agreement with a written agreement, provided that such amendment shall be duly executed and signed by the Pledgee, The Company, and holders of a majority of the shares of The Company held by the Pledgors, and such amendment shall thereupon become a part of this Agreement and shall have the same legal effect as this Agreement.

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18.2 This agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and sealed by the parties hereto.

19. Language and Copies of the Agreement. This Agreement has been executed in five (5) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

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9

SIGNATURE PAGE

IN WITNESS WHEREOF both parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

PLEDGEE:	Financial International (Hong Kong) Holdings Company Limited
By: /s/ LIU Shengli

THE COMPANY:	Hanzhong Hengtai Bio-Tech Limited By: /s/ SHAO Zhenheng

PLEDGEE SIGNATURE PAGE

PLEDGORS:	SHAREHOLDERS OF THE COMPANY:

/s/ SHAO Zhenheng
Owns 70% of Hanzhong Hengtai Bio-Tech Limited
/s/ YANG Yongli
Owns 20% of Hanzhong Hengtai Bio-Tech Limited
/s/ SHAO Zhenzhong
Owns 10% of Hanzhong Hengtai Bio-Tech Limited

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Appendix 1

HANZHONG HENGTAI BIO-TECH LIMITED
(incorporated in Hanzhong City of The People’s Republic of China)

WRITTEN RESOLUTIONS OF THE GENERAL SHAREHOLDERS’
MEETING OF THE COMPANY

WHEREAS, that certain significant shareholders of Company have agreed to pledge their shares of the company under an Equity Pledge Agreement dated April 1, 2010;
and

WHEREAS, it is in the best interest of the Company for the shareholders to enter into such Equity Pledge Agreement.

RESOLVED, that the pledge of shares held by the shareholders of the company under the Equity Pledge Agreement is hereby approved.

This resolution was executed and submitted on April 1, 2010 by the undersigned shareholders:

SHAREHOLDERS:

Signature: /s/ SHAO, Zhenheng

Signature: /s/ YANG, Yongli

Signature: /s/ SHAO, Zhenzhong

Exhibit B-4

VOTING RIGHTS PROXY AGREEMENT

THIS VOTING RIGHTS PROXY AGREEMENT (the “Proxy Agreement”) is entered into as of April 1, 2010, in Hanzhong City, Shaan’xi Province of The People’s Republic of China (“PRC”)

BETWEEN

Financial International (Hong Kong) Holdings Company Limited, with a registered address at Flat 1503, 15/F Wing Kwok Centre, 182 Woosung Street, Jordan, Hong Kong (“Party A”);

AND

Each of the shareholders of the Company listed on the signature pages hereto (collectively, the “Party B”).

AND

Hanzhong Hengtai Bio-Tech Limited, with a business address at Team 5, Yuanshang village, Economic Development Zone, Hanzhong City, Shaan’xi Province, the People’s Republic of China (the “Company”);

(Party A, Party B and Company are referred to collectively in this Agreement as the “Parties”.)

RECITALS

A
Party A has the expertise in the business of providing advisory and services in developing and marketing biological technology products, and has entered into a series of agreements with the Company to, among other things; provide the Company with business consulting services.

B
As of the date of the Proxy Agreement, Party B is comprised of the three (3) registered shareholders of the Company, each legally holding such equity interest in the Company as set forth below on the signature page of this Proxy Agreement. The total shares held by Party B collectively represent 100% of total outstanding shares of the Company.

C
Party B desires to grant to the Board of Directors of Party A a proxy to vote all of Party B’s shares in the Company for the maximum period of time permitted by PRC law in consideration of the issuance to Party B of shares and for other good and valuable consideration.

NOW THEREFORE, the parties agree as follows:

1
Party B hereby agrees to irrevocably grant and entrust Party A, for the maximum period permitted by PRC law, with all of Party B’s voting rights as a shareholder of the Company. Party A shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of the Company.

2
Party A may from time to time establish and amend rules to govern how Party A shall exercise the powers granted to it by Party B herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Party A shall only take action in accordance with such rules

3
All Parties to this Proxy Agreement hereby acknowledge that, regardless of any change in the equity interests of the Company, Party B shall appoint the person designated by Party A with the voting rights held by Party B. Party B shall not transfer its equity interests of the Company to any individual or company (other than Party A or the individuals or entities designated by Party A). Party B acknowledges that it will continue to perform this Proxy Agreement even if one or more than one of them no longer hold the equity interests of the Company.

4
This Proxy Agreement has been duly executed by the Parties, and, in the case of a Party which is not a natural person, has been duly authorized by all necessary corporate or other action by such Party and executed and delivered by such Party’s duly authorized representatives, as of the date first set forth above and shall be effective simultaneously.

5
Party B represents and warrants to Party A that Party B owns all of the shares of the Company set forth below its name on the signature page below, free and clear of all liens and encumbrances, and Party B has not granted to anyone, other than Party A, a power of attorney or proxy over any of such shares or in Party B’s rights as a shareholder of Company. Party B further represents and warrants that the execution and delivery of this Proxy Agreement by Party B will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to Party B.

6
This Proxy Agreement may not be terminated without the unanimous consent of both Parties, except that Party A may, by giving thirty (30) days prior written notice to Party B hereto, terminate this Proxy Agreement.

7
Party B or the Company shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B and the Company hereby agree that Party A may assign its rights and obligations under this Agreement to any third party as it needs (natural person or legal entity) at any time including but not limited to Party A’s subsidiary; and such transfer shall only be subject to a written notice sent to Party B and the Company by Party A, and no any further consent from Party B and/or the Company will be required

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8	Any amendment and/or rescission shall be agreed by the Parties in writing.

9	The execution, validity, construing and performance of this Agreement and the resolution of disputes under this Proxy Agreement shall be governed by the laws of PRC.

10	This Proxy Agreement has been executed in five (5) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

11
The Parties agree that in case of disputes arising from this Proxy Agreement, the Parties shall settle their dispute through mediation, not in a lawsuit brought in Court. If the Parties cannot reach a settlement thirty (30) days after the mediation, the dispute shall be referred to and determined by arbitration in the Shanghai Sub-commission of the China International Economic and Trade Arbitration Commission (“CIETAC”) upon the initiation of any Party in accordance with its arbitration rules in force at the date of this Proxy Agreement including such addition to the CIETAC arbitration rules as are therein contained. The written decision of the arbitrator shall be bindi

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3

SIGNATURE PAGE

IN WITNESS WHEREOF all parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

PARTY A:	Financial International (Hong Kong) Holdings Company Limited

Authorized Representative:

/s/ LIU Shengli
Title: Director

PARTY B:	/s/ SHAO Zhenheng
Owns 70% shares of Hanzhong Hengtai Bio-Tech Limited

/s/ YANG Yongli
Owns 20% shares of Hanzhong Hengtai Bio-Tech Limited

/s/ SHAO Zhenzhong
Owns 10% shares of Hanzhong Hengtai Bio-Tech Limited

THE COMPANY:	Hanzhong Hengtai Bio-Tech Limited.

Legal/Authorized Representative:

/s/ SHAO Zhenheng
Title: Legal Representative and Executive Director

4

Exhibit B-5

EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (this “Option Agreement”) is entered into, as of April 1, 2010, in Hanzhong City, Shaan’xi Province of The People’s Republic of China

BETWEEN

Financial International (Hong Kong) Holdings Company Limited, with a registered address at Flat 1503, 15/F Wing Kwok Centre, 182 Woosung Street, Jordan, Hong Kong (“Party A”);

AND

Hanzhong Hengtai Bio-Tech Limited, with a business address at Team 5, Yuanshang village, Economic Development Zone, Hanzhong City, Shaan’xi Province, the People’s Republic of China (“Party B”);

AND

Each of the shareholders of Party B listed on the signature pages hereto (collectively, the “Party C”).

(Party A, Party B and Party C are referred to collectively in this Option Agreement as the “Parties.”)

RECITALS

1.	Party A, a company incorporated under the law of Hong Kong and has the expertise in the business of providing advisory and services in developing and marketing biological technology products;
2.
Party B is a private-owned company incorporated in the People’s Republic of China (“PRC”), and is engaged in biological technology products development, technology services and consulting services; greenery projects and virescence; cultivation and sales of seed and seedling; traditional Chinese herbal medicine cultivation and sales; agricultural product planting and sales (the “Business”);

3.	Party C refers collectively to the shareholders of Party B, and has the ownership of 100% equity interest in Party B (each, an “Equity Interest” and collectively the “Equity Interests”)
4.
A series agreements, including the Business Operating Agreement, Consulting Services Agreement and the Equity Pledge Agreement (collectively the “Said Agreements”), have been entered into by and among the Parties on April 1, 2010;

5.	The Parties are entering into this Option Agreement in conjunction with the Said Agreements

5

NOW, THEREFORE, the Parties to this Option Agreement hereby agree as follows

1.	Purchase and Sale of Equity Interest

1.1.
Grant of Rights. Party C (hereafter collectively the “Transferor”) hereby irrevocably grants to Party A an exclusive option to purchase, or cause any person designated by Party A including but not limited to Party A’s subsidiary (“Designated Persons”), to purchase,  according to the steps determined by Party A, at the price specified in Section 1.3 of this Option Agreement, at any time within 6 months commencing from the signing date of this Agreement from the Transferor all of the equity interests held by Transferor in Party B (the “Option”). No Option shall be granted to any third party other than Party A and/or its Designated Persons. Party B hereby agrees to the granting of the Option by Party C to Party A and/or its Designated Persons. The “person” set forth in this clause and this Option Agreement means an individual person, corporation, joint venture, partnership, enterprise, trust or a non-corporation organization.

1.2.
Exercise of Rights. According to the stipulations of PRC laws and regulations, Party A and/or its Designated Persons may exercise Option by issuing a written notice (the “Notice”) to the Transferor and specifying the equity interest purchased from Transferor (the “Purchased Equity Interest”) and the manner of purchase.

1.3.	Purchase Price. For Party A to exercise the Option, the purchase price of the Purchased Equity Interest (“Purchase Price”) shall be equal to the lowest price permissible under the applicable PRC laws.

1.4.	Transfer of the Purchased Equity Interest. Upon each exercise of the Option rights under this Option Agreement:

1.4.1.
The Transferor shall ask Party C to convene a shareholders’ meeting. During the meeting, the resolutions shall be proposed, approving the transfer of the appropriate Equity Interest to Party A and/or its Designated Persons;

1.4.2.
The Transferor shall, upon the terms and conditions of this Option Agreement and the Notice related to the Purchased Equity Interest, enter into Equity Interest purchase agreement in a form reasonably acceptable to Party A, with Party A and/or its Designated Persons (as applicable);

1.4.3.
The related parties shall execute all other requisite contracts, agreements or documents, obtain all requisite approval and consent of the government, conduct all necessary actions, without any Security Interest, transfer the valid ownership of the Purchased Equity Interest to Party A and/or its Designated Persons, and cause Party A and/or its Designated Persons to be the registered owner of the Purchased Equity Interest. In this clause and this Option Agreement, “Security Interest” means any mortgage, pledge, the right or interest of the third party, any purchase right of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements, however, it does not include any security interest created under the Equity Pledge Agreement.

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1.5.
Payment. The payment of the Purchase Price shall be determined by the consultation of Party A and/or its Designated Persons with the Transferor according to the applicable PRC laws at the time of exercise of the Option.

2.	Promises Relating Equity Interest.

2.1.	Promises Related to Party B. Party B and Party C hereby promise:

2.1.1.
Without prior written consent by Party A, not, in any form, to supplement, change or renew the Articles of Association of Party B, to increase or decrease registered capital of the corporation, or to change the structure of the registered capital in any other forms;

2.1.2.
According to customary fiduciary standards applicable to managers with respect to corporations and their shareholders, to maintain the existence of the corporation, prudently and effectively operate the business;

2.1.3.
Without prior written consent by Party A, not, upon the execution of this Option Agreement, to sell, transfer, mortgage or dispose, in any other form, any asset, legitimate or beneficial interest of business or income of Party B, or encumber or approve any encumbrance or imposition of any security interest on Party A’s assets;

2.1.4.
Without prior written notice by Party A, not issue or provide any guarantee or permit the existence of any debt, other than (i) the debt arising from normal or daily business but not from borrowing; and (ii) the debt disclosed to Party A and obtained the written consent from Party A;

2.1.5.
To normally operate all business to maintain the asset value of Party B, without taking any action or failing to take any action that would result in a material adverse effect on the business or asset value of Party B;

2.1.6.
Without prior written consent by Party A, not to enter into any material agreement, other than agreements in the ordinary course of business (for purposes of this paragraph, if the amount of the Agreement involves an amount that exceeds a hundred thousand Yuan Renminbi (RMB 100,000) the agreement shall be deemed material);

2.1.7.	Without prior written consent by Party A, not to provide loan or credit loan to any others;
2.1.8.	Upon the request of Party A, to provide all materials of operation and finance relevant to Party B;
2.1.9.
Purchases and holds the insurance from the insurance company accepted by Party A, the insurance amount and category shall be the same with those held by the companies in the same industry or field, operating the similar business and owning the similar properties and assets as Party B;

2.1.10.	Without prior written consent by Party A, not to merge or associate with any person, or acquire or invest in any person;
2.1.11.	To notify Party A of the occurrence or the potential occurrence of the litigation, arbitration or administrative procedure related to the assets, business and income of Party B;

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2.1.12.
In order to keep the ownership of Party B to all its assets, to execute all requisite or appropriate documents, take all requisite or appropriate actions, and pursue all appropriate claims, or make requisite or appropriate pleas for all claims;

2.1.13.
Without prior written notice by Party A, not to assign equity interests to shareholders in any form; however, Party B shall distribute all or part of its distributable profits to its own shareholders upon request by Party A;

2.1.14.	According to the request of Party A, to appoint any person designated by Party A to be the director(s) of Party B.

2.2.	Promises Related to Transferor. Party C hereby promise:

2.2.1.
Without prior written consent by Party A, not, upon the execution of this Option Agreement, to sell, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of equity interest, or to approve any other security interest set on it, with the exception of the pledge set on the equity interest of the Transferor subject to Equity Pledge Agreement;

2.2.2.
Without the prior written notice by Party A, not to decide or support or execute any shareholder resolution at any shareholder meeting of Party B that approves any sale, transfer, mortgage or dispose of any legitimate or beneficial interest of equity interest, or allows any other security interest set on it, other than the pledge on the equity interests of Transferor pursuant to Equity Pledge Agreement;

2.2.3.
Without prior written notice by Party A, the Parties shall not agree or support or execute any shareholders resolution at any shareholder meeting of Party B that approves Party B’s merger or association with any person, acquisition of any person or investment in any person;

2.2.4.	To notify Party A the occurrence or the potential occurrence of the litigation, arbitration or administrative procedure related to the equity interest owned by them;
2.2.5.	To cause the Board of Directors of Party B to approve the transfer of the Purchased Equity Interest subject to this Option Agreement;
2.2.6.
In order to keep its ownership of the equity interest, to execute all requisite or appropriate documents, conduct all requisite or appropriate actions, and make all requisite or appropriate claims, or make requisite or appropriate defend against fall claims of compensation;

2.2.7.	Upon the request of Party A, to appoint any person designated by Party A to be the directors of Party B;
2.2.8.
Upon the request of Party A at any time, to transfer its Equity Interest immediately to the representative designated by Party A unconditionally at any time and abandon its prior right of first refusal of such equity interest transferring to another available shareholder;

2.2.9.
To prudently comply with the provisions of this Option Agreement and other Said Agreements entered into collectively or respectively by the Transferor, Party B and Party A and perform all obligations under these Said Agreements, without taking any action or any nonfeasance that sufficiently affects the validity and enforceability of these Said Agreements.

8

3.
Representations and Warranties. As of the execution date of this Option Agreement and every transferring date, Party B and Party C hereby represent and warrant collectively and respectively to Party A as follows:

3.1.
It has the power and ability to enter into and deliver this Option Agreement, and for every single transfer of Purchased Equity Interest according to this Option Agreement, the corresponding equity interest transferring agreement (each a “Transferring Agreement”) of which it as a party, , and to perform its obligations under this Option Agreement and any Transferring Agreement. Upon execution, this Option Agreement and the Transferring Agreements of which it as a party will constitute legal, valid and binding obligations and enforceable against it in accordance with the applicable terms;

3.2.
The execution, delivery of this Option Agreement and any Transferring Agreement and performance of the obligations under this Option Agreement and any Transferring Agreement will not: (i) cause to violate any relevant laws and regulations of PRC; (ii) constitute a conflict with its Articles of Association or other organizational documents; (iii) cause to breach any Agreement or instruments to which it is a party or having binding obligation on it, or constitute the breach under any Agreement or instruments to which it is a party or having binding obligation on it; (iv) cause to violate relevant authorization of any consent or approval to it and/or any continuing valid condition; or (v) cause any consent or approval authorized to it to be suspended, removed, or into which other requests be added;

3.3.	The shares of Party B are transferable, and Party B has not permitted or caused any security interest to be imposed upon the shares of Party B.

3.4.	Party B does not have any unpaid debt, other than (i) debt arising from its normal business; and (ii) debt disclosed to Party A and obtained by written consent of Party A;

3.5.	Party B has complied with all PRC laws and regulations applicable to the acquisition of assets and securities in connection with this Option Agreement.

3.6.
No litigation, arbitration or administrative procedure relevant to the Equity Interests and assets of Party B or Party B itself is in process or to be settled and the Parties have no knowledge of any pending or threatened claim.

3.7.	The Transferor bears the fair and salable ownership of its Equity Interest free of encumbrances of any kind, other than the security interest pursuant to the Equity Pledge Agreement.

4.	Assignment of Agreement

4.1.	Party B and Party C shall not transfer their rights and obligations under this Option Agreement to any third party without the prior written consent of the Party A.

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4.2.
Party B and Party C hereby agrees that Party A shall be able to transfer all of its rights and obligation under this Option Agreement to any third party as its needs (natural person or legal entity) at any time, and such transfer shall only be subject to a written notice sent to Party B, Party C by Party A, and no any further consent from Party B and/or Party C will be required.

5.	Effective Date and Term

5.1.	This Agreement shall be effective as of the date first set forth above.

5.2.
The term of this Option Agreement is six (6) months unless the early termination in accordance with this Option Agreement or other terms of the relevant agreements stipulated by the Parties. This Agreement may be extended according to the written consent of Party A before the expiration of this Option Agreement. The term of extension will be decided unanimously through mutual agreement of the Parties.

5.3.
At the end of the term of this Option Agreement (including any extension), or if earlier terminated pursuant to Section 5.2, the Parties agree that any transfer of rights and obligations pursuant to Section 4.2 shall continue in effect.

6.	Applicable Law and Dispute Resolution

6.1.	Applicable Law. The execution, validity, construing and performance of this Option Agreement and the resolution of disputes under this Option Agreement shall be governed by the laws of PRC.

6.2.
Dispute Resolution. The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days, each party can submit such matter to Shanghai sub-commission of the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its arbitration rules in force at the date of this Agreement including such addition to the CIETAC arbitration rules as are therein contained. Arbitration shall take place in Shanghai of PRC and the arbitration proceedings shall be conducted in Chinese. There shall be only one (1) arbitrator. Any resulting arbitration award shall be final conclusive and binding upon the parties.

7.
Taxes and Expenses. Each Party shall, according to the PRC laws, bear any and all registering taxes, costs and expenses for equity transfer arising from the preparation and execution of this Option Agreement and all Transferring Agreements, and the completion of the transactions under this Option Agreement and all Transferring Agreements.

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8.
Notices. Notices or other communications required to be given by any party pursuant to this Option Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of relevant each party or both parties set forth below or other address of the party or of the other addressees specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

Party A	Financial International (Hong Kong) Holdings Company Limited
Address: Flat 1503, 15/F Wing Kwok Centre, 182 Woosung Street, Jordan, Hong Kong
Attn: LIU Shengli

Party B:	Hanzhong Hengtai Bio-Tech Limited
Address: Team 5, Yuanshang village, Economic Development Zone, Hanzhong City, Shaan’xi Province, the People’s Republic of China
Attn: SHAO Zhenheng

Party C:	Address: Team 5, Yuanshang village, Economic Development Zone, Hanzhong City, Shaan’xi Province, the People’s Republic of China

9.
Confidentiality. The Parties acknowledge and confirm any oral or written materials exchanged by the Parties in connection with this Option Agreement are confidential. The Parties shall maintain the secrecy and confidentiality of all such materials. Without the written approval by the other Parties, any Party shall not disclose to any third party any relevant materials, but the following circumstances shall be excluded: (a) the materials that is known or may be known by the general public (but not include the materials disclosed by each party receiving the materials); (b) the materials required to be disclosed subject to the applicable laws or the rules or provisions of stock exchange; or (c) The materials disclosed by each Party to its legal or financial consultant relating the transaction of this Option Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by staff or employed institution of any Party shall be deemed as the disclosure of such materials by such Party, and such Party shall bear the liabilities for breaching the contract. This clause shall survive whatever this Option Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

10.
Further Warranties. The Parties agree to promptly execute documents reasonably required to perform the provisions and the aim of this Option Agreement or documents beneficial to it, and to take actions reasonably required to perform the provisions and the aim of this Option Agreement or actions beneficial to it.

11

11.	Miscellaneous.

11.1.	Amendment, Modification and Supplement. Any amendment and supplement to this Option Agreement shall only be effective is made by the Parties in writing.

11.2.
Entire Agreement. Notwithstanding the Article 5 of this Option Agreement, the Parties acknowledge that this Option Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersede and replace all prior or contemporaneous agreements and understandings, whether orally or in writing.

11.3.
Severability. If any provision of this Option Agreement is judged as invalid or non-enforceable according to relevant Laws, the provision shall be deemed invalid only within the applicable laws and regulations of the PRC, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through fairly consultation, replace those invalid, illegal or non-enforceable provisions with valid provisions that may bring the similar economic effects with the effects caused by those invalid, illegal or non-enforceable provisions.

11.4.
Headings. The headings contained in this Option Agreement are for the convenience of reference only and shall not affect the interpretation, explanation or in any other way the meaning of the provisions of this Option Agreement.

11.5.	Language and Copies. This Agreement has been executed in English in five (5) duplicate originals; each Party holds one (1) original and each duplicate original shall have the same legal effect.

11.6.	Successor. This Agreement shall bind and benefit the successor of each Party and the transferee allowed by each Party.

11.7.
Survival. Any obligation taking place or at term hereof prior to the end or termination ahead of the end of this Option Agreement shall continue in force and effect notwithstanding the occurrence of the end or termination ahead of the end of the Agreement. Article 6, Article 8, Article 9 and Section 11.7 hereof shall continue in force and effect after the termination of this Option Agreement.

11.8.
Waiver. Any Party may waive the terms and conditions of this Option Agreement in writing with the signature of the Parties. Any waiver by a Party to the breach by other Parties within certain situation shall not be construed as a waiver to any similar breach by other Parties within other situations.

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SIGNATURE PAGE

IN WITNESS WHEREOF both parties hereto have caused this Option Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

PARTY A:	Financial International (Hong Kong) Holdings Company Limited

Legal/Authorized Representative:

/s/ LIU, Shengli
Title: Director

PARTY B:	Hanzhong Hengtai Bio-Tech Limited

Legal Representative:

/s/ SHAO, Zhenheng
Title: Director

PARTY C:	/s/ SHAO, Zhenheng
Owns 70% shares of Hanzhong Hengtai Bio-Tech Limited

/s/ YANG, Yongli
Owns 20% shares of Hanzhong Hengtai Bio-Tech Limited

/s/ SHAO, Zhenzhong
Owns 10% shares of Hanzhong Hengtai Bio-Tech Limited

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